UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 6, 2014

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 23, 2014 at 11:00 a.m. (local time). The Arts Center doors will open at 10:30 a.m.

The Nazareth College Arts Center is located on the campus of Nazareth College in the Town of Pittsford, New York. Parking is available in Parking Lot A off South Campus Drive.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s Annual Report to stockholders, consisting of the Company’s 2014 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 28, 2014, that contains important business and financial information regarding the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 23, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of CONSTELLATION BRANDS, INC. (the “Company”) will be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 23, 2014 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	To elect as directors of the Company the nominees named in the Proxy Statement;

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015;

3.	To approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 27, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Kindly sign, date and return the enclosed proxy card(s) in the postage-paid envelope provided or submit your proxy by telephone or via the Internet by following the instructions on your proxy card(s). This will allow your shares to be voted even if you cannot attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 6, 2014

i

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100

Victor, New York 14564

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we,” “our,” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2014 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Wednesday, July 23, 2014 at 11:00 a.m. (local time) in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618.

This Proxy Statement and the accompanying proxy card(s) are being mailed to stockholders beginning on or about June 16, 2014.

You may submit your proxy by properly executing and returning the accompanying proxy card(s) or by following the instructions on the accompanying proxy card(s) to submit your proxy by telephone or via the Internet. The shares represented by your proxy, if the proxy is properly submitted and not revoked, will be voted at the Meeting as directed by your proxy. You may revoke your proxy at any time before the proxy is exercised by delivering a written revocation to the Secretary of the Company or by submitting a proxy bearing a later date by telephone, via the Internet, or in writing. You may also revoke your proxy by voting in person at the Meeting.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal 1) unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you properly direct otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015 (Proposal 2), and FOR the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed herein (Proposal 3).

As of the close of business on May 27, 2014 (the “Record Date”), the outstanding common stock of the Company consisted of Class A Common Stock, par value $.01 per share (“Class A Stock”) and Class B Common Stock, par value $.01 per share (“Class B Stock”). The Company is also authorized to issue Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”); however, no shares of Class 1 Stock were outstanding as of the Record Date. Holders of Class A Stock and/or Class B Stock are entitled to vote on Proposals 1 through 3 described in this Proxy Statement. As appropriate, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards in accordance with their respective instructions or submit a proxy by telephone or via the Internet with respect to both Class A Stock and Class B Stock in order to ensure the voting of the shares of each class owned.

If your shares are owned directly in your name in an account with the Company’s stock transfer agent, Computershare Inc., you are considered the stockholder of record of those shares in your account. If your shares are held in an account with a broker or other nominee, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker or other nominee is considered the stockholder of record for those shares. As a beneficial owner, you have the right to instruct the broker or other nominee how to vote those shares.

If you are a stockholder of record, you may vote your shares of Class A Stock and/or Class B Stock at the Meeting by completing a ballot at the Meeting. If you are a beneficial stockholder and want to vote your shares of Class A Stock and/or Class B Stock in person at the Meeting, you must bring a signed legal proxy from your broker or other nominee giving you the right to vote the shares, which must be submitted with your ballot at the Meeting.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers, or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet, or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward the proxy materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding the proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2014

This Proxy Statement and the Company’s Annual Report to stockholders, consisting of the Company’s 2014 Summary Annual Report and Annual Report on Form 10-K for the fiscal year ended February 28, 2014, are available on the Investors page of our website at www.cbrands.com/investors.

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 168,996,274 shares of Class A Stock and 23,402,864 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Only holders of record of Class A Stock and/or Class B Stock on the books of the Company at the close of business on May 27, 2014, the Record Date for determining eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting. Except as otherwise required by Delaware law, holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters other than the election of directors as set forth below. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 168,996,274 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 234,028,640 votes at the Meeting.

Holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. “Broker non-votes” occur when brokers or other nominees submit proxies relating to shares held in “street name” that they may vote with respect to at least one of, but not all, the matters to be considered at the Meeting because they have not received instructions from the respective beneficial owners of the shares. Shares with respect to which broker non-votes occur would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange, brokers and nominees will not be permitted to vote with respect to Proposals 1 and 3 without receiving direction from the beneficial owners of the Class A Stock or Class B Stock held by such broker or nominee; however, authorized brokers and nominees will be permitted to vote with respect to Proposal 2 without receiving such direction. Accordingly, the Company may receive broker non-votes with respect to Proposals 1 and 3, but does not expect to receive broker non-votes with respect to Proposal 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, holders of Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). Holders of Class A Stock and holders of Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board nominated ten (10) directors, holders of Class A Stock will be entitled to elect three (3) directors and holders of Class A Stock and holders of Class B Stock, voting as a single class, will be entitled to elect seven (7) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes) will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015 (Proposal 2) and the approval, by an advisory vote, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 3) each requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to these proposals, holders of Class A Stock and holders of Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of these votes.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within sixty (60) days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 168,996,274 shares of Class A Stock, 23,402,864 shares of Class B Stock, and no shares of Class 1 Stock outstanding as of the close of business on May 27, 2014, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present, as of May 27, 2014, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of such classes of stock. Many shares reported in the following tables for Robert Sands, our President and Chief Executive Officer, Richard Sands, our Chairman of the Board, and other Sands related beneficial owners are reflected more than once as many of those shares are held by various Sands related family investment vehicles and a foundation in which more than one of the beneficial owners listed in the tables below serves as a partner, manager, trustee, director or officer. The information reported for the “stockholders group” in the tables and footnotes below effectively represents the aggregate shares beneficially owned by Messrs. Robert and Richard Sands without counting any shares more than once. This stockholders group beneficially owns an aggregate of 31,832,324 shares of Class A Stock and Class B Stock. The outstanding shares included in this number represent approximately 16% of the combined outstanding Class A Stock and Class B Stock and approximately 58% of the combined voting power of the outstanding Class A Stock and Class B Stock when voting together as a single class. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Class A Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class(1)
	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total Shares(1)
					Class A Only	If Class B Converted	Class A Only	If Class B Converted
Robert Sands	3,734,110(2)	153,234(3)	1,555,747(2)	2,072,654(3)	5,806,764	21,100,382	3.4%	11.4%
Richard Sands	3,424,700(4)	153,234(5)	1,090,798(4)	2,072,654(5)	5,497,354	20,817,308	3.2%	11.2%
Abigail Bennett (6)	128,018(7)	1,919,420(6)	128,018(7)	4,498,198(7)	6,545,636	22,999,981	3.9%	12.4%
Zachary Stern (6)	106,492	1,919,420(6)	106,492	—	2,025,912	8,021,256	1.2%	4.6%
CWC Partnership-I	—	768(8)	—	472,376(8)	472,376	6,571,456	0.3%	3.8%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—	768(9)	—	1,920,188(9)	1,920,188	8,582,900	1.1%	4.9%
Stockholders Group Pursuant to Section13(d)(3) of the Securities Exchange Act of 1934 (10)	—	7,312,044(10)	—	4,719,199(10)	9,231,464	31,832,324	5.4%	16.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (11)	268,034	—	10,801,961	251,354	11,053,315	NA	6.5%	NA

Class B Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership								Percent of Class
	Sole Power to Vote		Shared Power to Vote	Sole Power to Dispose		Shared Power to Dispose		Total
Robert Sands	7,280,906	(2)	2,017,368(3)	2,762,492	(2)	8,012,712	(3)	15,293,618	65.3%
Richard Sands	7,307,242	(4)	2,017,368(5)	1,387,350	(4)	8,012,712	(5)	15,319,954	65.5%
Abigail Bennett (6)	20,695	(7)	5,995,344(6)	20,695	(7)	10,438,306	(7)	16,454,345	70.3%
Zachary Stern (6)	—		5,995,344(6)	—		—		5,995,344	25.6%
CWC Partnership-I	—		667,368(8)	—		6,099,080	(8)	6,099,080	26.1%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		667,368(9)	—		6,662,712	(9)	6,662,712	28.5%
RES Business Holdings LP	—		5,300,000(12)	—		5,300,000	(12)	5,300,000	22.6%
RES Business Management LLC	—		5,300,000(13)	—		5,300,000	(13)	5,300,000	22.6%
RSS Business Holdings LP	—		4,518,258(14)	—		4,518,258	(14)	4,518,258	19.3%
RSS Business Management LLC	—		4,518,414(15)	—		4,518,414	(15)	4,518,414	19.3%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (10)	—		16,605,516(10)	—		12,162,554	(10)	22,600,860	96.6%

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 27, 2014 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 726,893 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 27, 2014, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 1,843,784 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Robert Sands has the sole power to vote or dispose include 1,350,000 shares held by a family trust of which Robert Sands is the sole trustee. The reported shares of Class A Stock and Class B Stock over which Robert Sands has the sole power to vote include, as applicable, 4,518,258 shares of Class B Stock held by RSS Business Holdings LP, 156 shares of Class B Stock held by RSS Business Management LLC, and 2,164,296 shares of Class A Stock held by other family investment vehicles. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,650,548 shares of Class A Stock, representing 4.5% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 22,944,166 shares of Class A Stock, representing 12.3% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(3)	The reported shares are held by various family investment vehicles and a foundation where, in most cases, Robert Sands serves as a partner, manager, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares.

(4)

The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 791,293 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 27, 2014, and (ii) as noted in footnote (1), exclude 2,358,647 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Richard Sands has the sole power to vote or dispose include 1,350,000 shares held by a family trust of which Richard Sands is the sole trustee. The reported shares of Class A Stock and Class B Stock over which Richard Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RES Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,856,001 shares of Class A Stock, representing 4.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 23,175,955 shares of Class A Stock, representing 12.4% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(5)	The reported shares are held by various family investment vehicles and a foundation where, in most cases, Richard Sands serves as a partner, manager, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 15,720 shares of Class A Stock owned by Richard Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(6)	Abigail Bennett and Zachary Stern are the niece and nephew, respectively, of Robert Sands and Richard Sands. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to vote represent 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock held by CWC Partnership-I and 1,447,812 shares of Class A Stock and 563,632 shares of Class B Stock held by another family partnership. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. Ms. Bennett and Mr. Stern have shared voting power with respect to these shares pursuant to a Voting Agreement between the two partnerships that survives so long as either partnership owns any shares unless the agreement is otherwise terminated. Ms. Bennett and Mr. Stern must exercise such voting power jointly and were granted an irrevocable proxy enabling them to vote the shares directly. In the event of the death or incapacity of either of Ms. Bennett or Mr. Stern, the other would have the unilateral power to vote the shares. The Voting Agreement provides for the appointment of successor proxies and establishes mechanics for the voting of the shares in the event of a dispute between Ms. Bennett and Mr. Stern as to the voting of the shares.

(7)	The amounts reflected as shares of Class A Stock and Class B Stock over which Abigail Bennett has the sole power to vote or dispose include 20,615 shares of Class A Stock and 20,695 shares of Class B Stock held by family trusts of which Ms. Bennett is the investment and independent trustee. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett has the shared power to dispose include 5,300,000 shares of Class B Stock held by RES Business Holdings LP, 4,518,258 shares of Class B Stock held by RSS Business Holdings LP, 156 shares of Class B Stock held by RSS Business Management LLC, and 4,498,198 shares of Class A Stock and 619,892 shares of Class B Stock held by other family investment vehicles. The reporting of all such shares as beneficially owned by Ms. Bennett shall not be construed as an admission that she is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(8)	CWC Partnership-I is a New York general partnership of which Robert Sands and Richard Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands, the trust described in footnote (9) and the stockholders group described in footnote (10), and 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock included in the reported shares are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern.

(9)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands and the stockholders group described in footnote (10) and, of the reported shares, 1,919,420 shares of Class A Stock and 5,995,344 shares of Class B Stock are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern. In addition, the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares.

(10)	The stockholders group, as reported, consists of Robert Sands, Richard Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, CWC Partnership-I, and the trust described in footnote (9) are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Robert Sands’ and Richard Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 13,433,895 shares of Class A Stock, representing 7.7% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 36,034,755 shares of Class A Stock, representing 18.3% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Certain shares of Class A Stock and Class B Stock were pledged as of May 27, 2014 as follows: (i) an aggregate of 1,919,420 shares of Class A Stock and 7,640,302 shares of Class B Stock were pledged to a financial institution to secure obligations of a Sands family investment vehicle (the “Borrower”) under a credit facility, (ii) an aggregate of 2,830,580 shares of Class A Stock (which number includes 355,889 shares not reported as beneficially owned by the stockholders group) and 2,850,000 shares of Class B Stock were pledged to a second financial institution to secure obligations of the Borrower under a separate credit facility, (iii) an aggregate of 500,000 shares of Class B Stock were pledged to two additional financial institutions to secure obligations of the Borrower under a separate credit facility, and (iv) an aggregate of 294,018 shares of Class B Stock were pledged to an affiliate of the second financial institution to secure a loan made by such affiliate to a third party in which Richard Sands has an economic interest. Except as noted above, all of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(11)	Information concerning The Vanguard Group, Inc. presented in the table is based solely on the information reported in Amendment 2 to the Schedule 13G of The Vanguard Group, Inc. filed on February 12, 2014.

(12)	The shares held by RES Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (10), RES Business Management LLC, and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.0% of the outstanding Class A Stock after such conversion.

(13)	The amount reflected represents 5,300,000 shares of Class B Stock held by RES Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RES Business Management LLC into Class A Stock, RES Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 3.0% of the outstanding Class A Stock after such conversion.

(14)	The shares held by RSS Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (10), RSS Business Management LLC, and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 4,518,258 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

(15)	The shares held by RSS Business Management LLC are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (10), and Abigail Bennett. The amount reflected includes 4,518,258 shares of Class B Stock held by RSS Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RSS Business Management LLC into Class A Stock, RSS Business Management LLC would beneficially own 4,518,414 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established guidelines for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These guidelines for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. The ownership guidelines can be satisfied by the ownership of stock, vested stock options, unvested restricted stock, unvested restricted stock units, and unvested performance share units after the relevant performance period has been completed and the Human Resources Committee has certified the number of shares that will be issued upon satisfaction of the service requirement.

The guideline for non-management directors is the beneficial ownership of five (5) times the annual cash retainer fee paid to them. The guideline for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership guideline of six (6) times his annual base salary. Each of the other executive officers has a stock ownership guideline of three (3) times his annual base salary. As of February 28, 2014, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of May 27, 2014, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock(1)				Class B Stock		Class 1 Stock(1)
	Shares Beneficially Owned			Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable Within 60 Days(3)	Percent of Class Beneficially Owned
	Outstanding Shares	Shares Acquirable Within 60 Days(2)	Total Shares
Robert Sands (4)	5,079,871	726,893	5,806,764	3.4%	15,293,618	65.3%	1,843,784	(5)
Richard Sands (4)	4,706,061	791,293	5,497,354	3.2%	15,319,954	65.5%	2,358,647	(5)
Robert Ryder	72,178	—	72,178	*(6)	—	*	490,984	(5)
William F. Hackett (7)	29,060	61,100	90,160	*(6)	—	*	8,570	(5)
F. Paul Hetterich	50,972	—	50,972	*(6)	—	*	86,897	(5)
Jerry Fowden	15,287	—	15,287	*(6)	—	*	24,304	(5)
Barry A. Fromberg	17,300	3,737	21,037	*(6)	—	*	45,574	(5)
Robert L. Hanson	2,028	—	2,028	*(6)	—	*	4,056	(5)
Jeananne K. Hauswald	17,380	—	17,380	*(6)	—	*	28,787	(5)
James A. Locke III	40,546	5,339	45,885	*(6)(8)	264	*	45,574	(5)
Judy A. Schmeling	2,028	—	2,028	*(6)	—	*	4,056	(5)
Paul L. Smith (9)	14,487	—	14,487	*(6)	—	*	2,750	(5)
Keith E. Wandell	6,580	—	6,580	*(6)	—	*	14,091	(5)
Mark Zupan	20,604	—	20,604	*(6)	—	*	39,234	(5)
All Executive Officers and Directors as a Group (17 persons) (10)	8,179,051	1,843,462	10,022,513	5.9%(9)	22,601,124	96.6%	5,476,559	(5)

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)

The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 27, 2014.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 27, 2014.

(4)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 2,072,654 shares of Class A Stock and 8,012,712 shares of Class B Stock are included in the numbers reported by both Robert Sands and Richard Sands. Of the shares reported as beneficially owned by Robert Sands as of May 27, 2014, 4,180,305 shares of Class A Stock and 6,234,320 shares of Class B Stock were pledged, and of the shares reported as beneficially owned by Richard Sands as of May 27, 2014, 2,133,226 shares of Class A Stock and 8,434,320 shares of Class B Stock were pledged. Of the shares described as pledged in the preceding sentence, 1,919,420 shares of Class A Stock and 3,384,320 shares of Class B Stock are included in the shares reported as beneficially owned by both Robert Sands and Richard Sands. All of the shares described as pledged are pledged under the facilities described in footnote (10) to the table under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock.”

(5)	As there are no shares of Class 1 Stock currently outstanding, when calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, the percentage of Class 1 Stock beneficially owned by each named individual and the executive officers and directors as a group would be 100%. In accordance with Rule 13d-3, the percentages are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that can be purchased by exercising Class 1 Option Shares that are exercisable on or within sixty (60) days after May 27, 2014 by such director, executive officer or group, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive officer or group, as applicable.

(6)	If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Mr. Ryder – 563,162; Mr. Hackett – 98,730; Mr. Hetterich – 137,869; Mr. Fowden – 39,591; Mr. Fromberg – 66,611; Mr. Hanson – 6,084; Ms. Hauswald – 46,167; Mr. Locke – 91,459; Ms. Schmeling – 6,084; Mr. Smith – 17,237; Mr. Wandell – 20,671; and Mr. Zupan – 59,838.

(7)	The reported shares include 1,600 shares of Class A Stock held by two family trusts of which Mr. Hackett is a co-trustee. The reporting of these shares as beneficially owned by Mr. Hackett shall not be construed as an admission that Mr. Hackett is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(8)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 46,149 shares of Class A Stock (or 91,723 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(9)	Of the number of shares reported as beneficially owned by Mr. Smith, 19,535 shares of Class A Stock have been pledged. The amount reflected in the table above does not include 8,033 shares of Class A Stock owned by Mr. Smith’s spouse. Mr. Smith disclaims beneficial ownership of such shares.

(10)	This group consists of our executive officers and directors as of May 27, 2014. Assuming the conversion into Class A Stock of a total of 22,601,124 shares of Class B Stock beneficially owned by the executive officers and directors as of May 27, 2014 as a group, this group would beneficially own 32,623,637 shares of Class A Stock, representing 16.9% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 15,499,072 shares of Class A Stock, representing 8.8% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 38,100,196 shares of Class A Stock, representing 19.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I of our Annual Report on Form 10-K for the fiscal year ended February 28, 2014 (the “2014 Form 10-K”).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary focus of this Compensation Discussion and Analysis is the compensation paid to or earned by our named executive officers during the fiscal year ended February 28, 2014. These named executive officers are as follows:

•	Robert Sands, President and Chief Executive Officer;

•	Richard Sands, Chairman of the Board;

•	Robert Ryder, Executive Vice President and Chief Financial Officer;

•	William F. Hackett, Executive Vice President and President, Beer Division; and

•	F. Paul Hetterich, Executive Vice President, Business Development and Corporate Strategy.

Note Regarding Our Fiscal Years

Our fiscal year ends on the last day of February of each calendar year. Throughout this Proxy Statement, fiscal years are referred to by the calendar year in which a fiscal year ends. For example, the fiscal year beginning March 1, 2013 and ending February 28, 2014 is referred to as “fiscal 2014.”

Executive Summary

Business Highlights

In fiscal 2014, we completed a transformational beer business acquisition. Through this acquisition, which closed in June 2013, we accomplished the following:

•

We became the sole owner of Crown Imports LLC. Prior to our sole ownership, Crown Imports LLC was a joint venture owned equally by us and Grupo Modelo, S.A.B. de C.V. which imported, marketed and sold primarily Modelo’s Mexican beer portfolio in the U.S. and Guam on an exclusive basis.

•

We acquired perpetual rights to produce in Mexico (or worldwide under certain circumstances) and exclusively import, market and sell in the U.S. and Guam the Mexican beer brands that we sell, including Corona Extra, Corona Light, Modelo Especial, Pacifico, Negra Modelo, and Victoria.

•

We acquired independent brewing operations in Mexico, which we expect will be able to supply our projected needs for the acquired Mexican beer brands in the U.S. marketplace once a current expansion project is complete.

Throughout this Compensation Discussion and Analysis, these transactions are referred to as the “Beer Business Acquisition.”

In terms of business results, we surpassed key operating plan goals for fiscal 2014 in terms of comparable earnings before interest and taxes, or EBIT, and free cash flow, or FCF. We also reached 99.7% of our operating plan goal in terms of fiscal 2014 net sales. As discussed further in this Compensation Discussion and Analysis, our performance with respect to these three key metrics affected the short-term bonus payments of our named executive officers.

How Company Performance Affects Compensation

Our executive compensation program consists of base salary, short-term cash incentive bonuses, long-term equity-based incentives, and perquisites and other benefits. Through short-term bonuses and long-term equity-based compensation opportunities, the compensation of our named executive officers varies with and is tied directly to the performance of our Company and its Class A Stock. We believe the following attributes of our short-term bonus program and our long-term equity awards provide a strong link between executive compensation and the performance of our Company:

•

Our short-term cash incentive bonuses for fiscal 2014 compensated executives for the Company’s performance in certain key metrics – comparable EBIT, net sales, and FCF – as compared to our operating plan;

•

A majority of the value of our standard fiscal 2014 equity awards were issued in the form of (i) stock options, which will only have value if the price of our Class A Stock increases, and (ii) performance share units, or PSUs, whose value is dependent upon the total stockholder return, or TSR, delivered by the Company during fiscal 2014-2016 as compared to companies in the S&P 500 Index.

•

Two-thirds of the value of special fiscal 2014 equity awards to Messrs. Robert Sands, Ryder, and Hetterich were issued in the form of PSUs. These special equity awards, which consisted of both PSUs and restricted stock units, or RSUs, were issued in connection with the Beer Business Acquisition. The PSUs will vest only if a key strategic project – the current expansion of our Mexican brewery – is completed in a timely manner.

Key Executive Compensation Actions During Fiscal 2014

Base Salaries: In setting fiscal 2014 base salaries for named executive officers, the Human Resources Committee of the Board of Directors, or the Committee, approved increases in April 2013 which took effect in June 2013 and approximated a 2.5% increase over the course of fiscal 2014. These salary increases are believed to be in line with the market. A new salary was set for Mr. Hackett when he became an executive officer in June 2013 in connection with the Beer Business Acquisition.

Short-Term Cash Incentive Bonus Structure: At the beginning of fiscal 2014, the Committee made a number of important decisions regarding the fiscal 2014 short-term cash incentive bonus structure:

•	confirming target bonus payment levels of 120% of salary for the Chief Executive Officer and the Chairman and 70% of salary for other named executive officers;

•	identifying comparable EBIT, net sales, and FCF, as the expected means of determining cash bonus payments; and

•	confirming that at least threshold comparable EBIT performance must be achieved in order for the approval of any fiscal 2014 bonus payout to our named executive officers.

Short-Term Cash Incentive Bonus Results: After the conclusion of fiscal 2014, the Committee reviewed our performance and approved cash bonus payments to our named executive officers. Based on our fiscal 2014 results, the cash bonus awards represented payments at approximately 139% of the target award levels the Committee set for the named executive officers and are summarized in the table below:

$ in Millions	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Fiscal 2014 Results*	Resulting Bonus Payout Factor	Resulting Weighted Payout as a Percentage of Each Executive’s Target Bonus
Comparable EBIT	40%	$1,128.7	$1,203.7	$1,323.7	$1,262.9	1.62	65%
Net Sales	40%	$4,662.4	$4,932.4	$5,432.4	$4,919.5	0.96	38%
FCF	20%	$450.0	$525.0	$625.0	$602.7	1.78	36%
Total							139%

*	See below under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2014” for a description of how these results and the related payouts were calculated.

Mr. Hackett became an executive officer of the Company in June 2013 after the closing of the Beer Business Acquisition. He served as President of Crown Imports LLC prior to that time. Since the prior Crown Imports bonus program ended on December 31, 2012, the Committee computed his fiscal 2014 bonus payment as a percentage of his earnings during the 14-month period from January 1, 2013 through the conclusion of fiscal 2014.

Long-Term Equity-Based Incentives: For our standard equity awards in fiscal 2014, the Committee granted our named executive officers (except for our Chairman of the Board) a combination of PSUs, RSUs, and stock options. The Committee calculated these equity awards for named executive officers so that the value of the standard fiscal 2014 awards as a percentage of each officer’s salary approximated the value of fiscal 2013 equity awards at time of grant. Each officer’s awards were distributed 50% in stock options, 25% in RSUs, and 25% in PSUs, in each case with stock options valued on a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award. Our Chairman received his entire equity award in the form of stock options. The Committee granted these awards in order to directly link the value of compensation earned by our named executive officers to stockholder value creation and to align the interests of our executive officers with those of our stockholders. Mr. Hackett received equivalent awards of PSUs, RSUs, and stock options upon the closing of the Beer Business Acquisition.

For the PSUs included in these fiscal 2014 standard awards, the vesting levels will depend on our TSR performance during fiscal 2014-2016 relative to the companies included in the S&P 500 Index. For Mr. Hackett, the vesting of his PSUs will be the same except that the TSR performance period will run from June 1, 2013 until the end of fiscal 2016. The Committee believes these awards enhance the linkage between executive compensation and stockholder value creation. Any payouts of these fiscal 2014 PSUs will be conditioned on the satisfaction of a service vesting requirement, generally requiring continued service with us until May 1, 2016.

In addition to these standard equity awards, certain named executive officers received special equity awards during fiscal 2014:

•

Mr. Hackett and a number of key management personnel at Crown Imports LLC each received a special RSU award effective upon the closing of the Beer Business Acquisition. These awards were issued for retention purposes and provide for cliff vesting in May 2016.

•

Messrs. Robert Sands, Ryder, and Hetterich, along with certain other executive officers and key management personnel, received a combination of PSUs (which will only vest if the current expansion of our Mexican brewery is completed by June 7, 2016) and RSUs (which were issued both to reward employees for their roles in the Beer Business Acquisition and to properly incent them regarding our continuing work for the successful future of that business).

Key Executive Compensation Changes for Fiscal 2015

Base Salaries: The Committee approved base salary increases of 2.5%, effective June 1, 2014, for each named executive officer. These salary increases are believed to be in line with the market.

Long-Term Equity-Based Incentive Award Changes: In fiscal 2015, the Committee granted our named executive officers (except for our Chairman) a combination of stock options, RSUs, and PSUs. The Committee again distributed these awards 50% in stock options, 25% in RSUs, and 25% in PSUs, in each case with stock options valued on a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award. Consistent with recent years, the equity award for our Chairman was granted entirely in the form of stock options.

The Committee updated certain terms of our fiscal 2015 stock options, RSUs, and PSUs relating to vesting upon retirement. The Committee made these changes, which applied to all recipients including the named executive officers, to better align our practices with the market, to reduce the need to consider special vesting provisions in the case of key retirements, and to provide appropriate incentives and rewards to all equity award recipients. These changes are described below in this Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2015.”

2013 Say-on-Pay Vote

At the 2013 Annual Meeting of Stockholders, we conducted a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2013 Proxy Statement. Stockholders approved our named executive officer compensation at that time, with more than 98% of the vote being cast in favor of approval. The Committee reviewed the results of the 2013 say-on-pay vote. However, none of the adjustments to our executive compensation program described in this Compensation Discussion and Analysis were made by the Committee in response to the 2013 say-on-pay vote.

Philosophy and Objectives

We operate in a highly competitive, complex, and international business environment. The ability to attract, motivate, and retain employees throughout the organization is critical to our long-term success. Accordingly, the objective of our executive compensation program is to attract, motivate, and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry with a comparable business model.

The compensation program for our named executive officers consists of fixed compensation (base salary), variable compensation (cash incentive bonus payments and equity awards), and certain perquisites and other benefits. We have designed the elements of executive compensation to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

We believe that the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic imperatives and with our performance. We also believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. Finally, we believe the program creates a strong linkage between pay and performance through our bonus program and equity awards such that executives will receive higher compensation in our more successful periods and lower compensation during less successful periods.

How Executive Compensation is Established

The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board and the President and Chief Executive Officer, make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation during each fiscal year.

Independent Compensation Consultant

The Committee has directly engaged Towers Watson to serve as its independent compensation consultant. In this role, Towers Watson assists with the Committee’s review and analysis of executive compensation and provides data and advice on matters relating to executive officer compensation. Towers Watson also serves as the independent compensation consultant to the Corporate Governance Committee of the Board concerning compensation of the non-management directors. The Committee periodically considers the independence of its compensation consultant and has not identified any conflicts of interest regarding the services of its consultant or the consultant’s employees.

Peer Group

The Committee evaluates each element of our executive compensation program. Its evaluation may include comparing our practices against those of a specific peer group of consumer products companies. In establishing this peer group, the Committee worked with its independent compensation consultant and sought to ensure that the group consisted of companies of appropriate size, type, and complexity by reviewing metrics such as gross revenues (targeting companies between 0.5 and 2.5 times those of the Company) and profit margin structure. The Committee determined that the inclusion of a pro rata share of the revenues of our domestic and international joint ventures was appropriate for the purpose of determining the composition of the peer group. To the extent possible, the Committee also sought to include a number of peers from the beverage alcohol industry.

The peer group considered by the Committee for its key fiscal 2014 named executive officer compensation decisions (including prior to setting base salaries, short-term incentive targets, and standard equity grants for fiscal 2014) consisted of the following companies:

Peer Group Prior to the June 2013 Beer Business Acquisition

• Beam Inc.	• Harley-Davidson, Inc.
• Brown-Forman Corporation	• H. J. Heinz Company
• Campbell Soup Company	• Hershey Company (The)
• Church & Dwight Co., Inc.	• Lorillard, Inc.
• Clorox Company (The)	• McCormick & Company, Incorporated
• Coach, Inc.	• Mead Johnson Nutrition Company
• Diageo plc	• Molson Coors Brewing Company
• Dr Pepper Snapple Group, Inc.	• Ralph Lauren Corporation
• Energizer Holdings, Inc.	• Revlon, Inc.
• Estée Lauder Companies Inc. (The)	• J. M. Smucker Company (The)

In January 2013, the Committee considered whether it should make changes to the composition of our peer group in light of the expected revenue growth associated with the planned acquisition of the remaining 50% of our Crown Imports LLC joint venture. After a review which included the advice of the Committee’s independent compensation consultant, the Committee established a revised peer group selected from companies involved with managing and marketing premium brands. This new peer group included four new companies – Colgate-Palmolive Company, General Mills, Inc., Kellogg Company, and Reynolds American Inc. – and removed two companies – Revlon, Inc. and Church & Dwight Co., Inc. – as compared to the previous compensation peer group. Accordingly, effective as of the closing of the Beer Business Acquisition in June 2013, the following companies comprise our executive compensation peer group:

Peer Group After the June 2013 Beer Business Acquisition

• Beam Inc.*	• Harley-Davidson, Inc.
• Brown-Forman Corporation	• H. J. Heinz Company**
• Campbell Soup Company	• Hershey Company (The)
• Clorox Company (The)	• Kellogg Company
• Coach, Inc.	• Lorillard, Inc.
• Colgate-Palmolive Company	• McCormick & Company, Incorporated
• Diageo plc	• Mead Johnson Nutrition Company
• Dr Pepper Snapple Group, Inc.	• Molson Coors Brewing Company
• Energizer Holdings, Inc.	• Ralph Lauren Corporation
• Estée Lauder Companies Inc. (The)	• Reynolds American Inc.
• General Mills, Inc.	• J. M. Smucker Company (The)

*	Beam Inc., now known as Beam Suntory Inc., was acquired by Suntory Holdings Limited during fiscal 2015.
**	H. J. Heinz Company was removed from our peer group during fiscal 2014 due to its acquisition by Berkshire Hathaway and 3G Capital.

This is the peer group which the Committee considered in connection with setting base salaries, short-term incentive targets, and equity grants for fiscal 2015.

In addition to its review of peer group executive compensation data, the Committee may receive general executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing market checks on our overall executive compensation program or the individual components thereof. This information helps ensure that the Committee makes well-informed decisions regarding executive compensation matters. Throughout this Compensation Discussion and Analysis, the peer group and other survey data is sometimes referred to as “applicable market data.”

Compensation of Named Executive Officers (other than the Chairman of the Board)

The Committee reviews the executive compensation program on an annual basis with awards and adjustments generally being made each April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. During fiscal 2014, such off-cycle awards and adjustments occurred in connection with Mr. Hackett’s June 2013 appointment as an officer of the Company and the issuance of special equity awards in June and July 2013 related to the Beer Business Acquisition. In making these determinations, the Committee may consider our performance, the performance of our named executive officers, executive compensation information from its independent compensation consultant, and recommendations from management. The Committee also annually reviews tally sheets comparing current and proposed base salaries, short-term cash bonus awards, and long-term equity-based incentive awards.

The Committee generally believes that the amount of target cash compensation (that is, salary and potential bonus at target level) awarded to our named executive officers should approximate the midpoint of the applicable market data. While this is true for our executives as a whole, the amounts awarded to individual executives may exceed or fall short of this amount. These variations may occur due to reasons such as the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, changes in job duties, and concerns regarding internal pay equity. The most recent data shared with the Committee by its independent compensation consultant in January 2014 indicated that total cash compensation exceeded the 50th percentile of applicable market data for Mr. Robert Sands and Mr. Hetterich, approximated the 50th percentile for Mr. Ryder, and approximated the 25th percentile for Mr. Hackett.

In order to align the interests of our named executive officers with those of our stockholders, the Committee allocates a majority of the annual compensation opportunity for our named executive officers to performance-based awards in the form of short-term cash incentive bonuses and long-term equity-based incentive awards. However, other than the fact that cash bonuses and equity grants are based upon base salary amounts, the Committee does not have a policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.

The Committee places an emphasis on long-term equity-based incentive awards in our executive compensation program and on stock options and PSUs in particular, as it believes this causes executives to focus on long-term stockholder value creation. With respect to stock options, for example, named executive officers will only realize compensation from these awards to the extent our stock price appreciates. The Committee allocated the equity compensation value of our standard awards to our named executive officers (other than the Chairman of the Board) on the following basis – approximately 50% in stock options, 25% in RSUs, and 25% in PSUs (with stock options valued on a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award).

Compensation of the Chairman of the Board

Mr. Richard Sands serves as our Chairman of the Board and is a member of management. Since fiscal 2011, the Committee has determined that the total direct compensation opportunity (that is, salary, potential bonus at target level, and equity awards) for the Chairman of the Board should approximate 85% of the Chief Executive Officer’s total direct compensation opportunity. The Committee has received data from its independent compensation consultant indicating that this level of compensation approximates the median of the applicable market data. Also since fiscal 2011, the Committee determined that Mr. Richard Sands should receive all of his equity awards in the form of stock options, since this form of equity award provides a strong link to the creation of long-term stockholder value.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our named executive officers consist of the following:

•	base salary;
•	short-term cash incentive bonuses;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

These elements of executive compensation are allocated in a manner that allows us to achieve our attraction, retention, and motivation objectives and demonstrate pay-for-performance. This pay mix is further described below.

Pay Mix

The Committee believes that a significant portion of each named executive officer’s compensation opportunity should be at risk in order to align the interests of our officers with those of our stockholders. As shown below, approximately 80% to 85% of our named executive officers’ total annual compensation opportunity is at risk and dependent on our performance results since it is received in the form of short-term cash incentive bonuses and long-term equity-based incentives.

Fiscal 2014 Named Executive Officer Pay Mix

(Excluding Chairman of the Board)

Base Salary

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in April. In fiscal 2014, as part of a change in the Company’s compensation timeline for all U.S. employees, the Company moved the effective date of merit salary increases from March 1 to June 1. Accordingly, when the Committee approved salary increases of 2.5% for each named executive officer (other than Mr. Hackett) over the base salary rate in effect at the end of fiscal 2013, it also approved an additional increase of 0.625% so that the base salary received during fiscal 2014 approximated a 2.5% increase over the prior year. (This same approach was used for all U.S. employees receiving merit salary increases during fiscal 2014.) These salary increases are believed to be in line with the market. The fiscal 2014 salaries for our named executive officers appear in the Summary Compensation Table below. The Committee may also approve other salary adjustments for a named executive officer in the event of a promotion or other significant change in responsibilities. For example, the Committee set Mr. Hackett’s salary when he became an executive officer in June 2013. In April 2014, the Committee approved a salary increase of 2.5% for each named executive officer to take effect on June 1, 2014.

We set base salary levels for our named executive officers to provide current, predictable compensation for their day-to-day services during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. We generally seek to pay our named executive officers base compensation near the 50th percentile suggested by the applicable market data. The Committee may decide, however, to set an individual executive’s salary at an amount above or below this level. Some of the reasons such variations may occur are described under the heading “Compensation of Named Executive Officers (other than the Chairman of the Board)” above. The most recent data shared with the Committee by its independent compensation consultant indicated that base salaries approximated the 75th percentile of the applicable market data for Mr. Robert Sands and Mr. Hetterich, approximated the 50th percentile for Mr. Ryder, and approximated the 25th percentile for Mr. Hackett.

Short-Term Cash Incentive Bonuses

Our named executive officers have the opportunity to earn short-term cash incentive bonuses based on Company performance. The Committee views these bonuses as an integral element of the entire compensation package.

Annual Management Incentive Plan – Fiscal 2014

Our Annual Management Incentive Plan, or AMIP, serves as the primary mechanism for awarding our executive officers short-term performance-based incentive bonuses. The Committee administers an annual program under the plan in order to accomplish the following objectives:

•	to motivate executive officers to achieve our profit and other key goals;
•	to support our annual planning, budget, and strategic planning processes;
•	to provide compensation opportunities that are competitive with those of other beverage alcohol, industry-related, or peer companies; and
•	to design a portion of our annual compensation expense to be variable and based on our performance rather than fixed.

We believe these goals were achieved during fiscal 2014. As described below, the Committee ultimately awarded bonus payments for fiscal 2014 based on comparable EBIT and FCF performance between target and maximum levels established by the Committee and net sales performance approximating the target level established by the Committee.

In April 2013, the Committee established an eligible award pool under the plan for each then-serving named executive officer. In June 2013, the Committee also established an eligible award pool under the plan for Mr. Hackett. These award pools, which were based on EBIT performance, are set forth in the table below. The plan defines EBIT as the sum of our operating income plus equity in earnings of equity method investees, and we view this as a measure of our profitability. The plan provides that the effects of extraordinary items, such as certain unusual or nonrecurring items of gain or loss, the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, among other items specified in the plan, are excluded in calculating EBIT for this purpose. Consistent with the plan, no individual award for a fiscal year or other performance period may exceed $5 million and the Committee reserved the right to exercise its negative discretion at the end of fiscal 2014 to reduce or eliminate any award. In exercising its negative discretion, the Committee may consider such quantitative and qualitative factors it deems appropriate.

In April 2014, the Committee met to review our actual fiscal 2014 performance and to consider payouts to participants. After reviewing our fiscal year performance, the Committee confirmed that, prior to any application of negative discretion, our applicable EBIT and corresponding eligible award pools for each named executive officer were as follows:

Annual Management Incentive Plan

Results for Fiscal 2014 Prior to the Application of Negative Discretion

Named Executive Officer	Eligible Award Pool Calculation	Fiscal 2014 EBIT (as Calculated Pursuant to the Plan)	Eligible Award Pool (Before the Application of Negative Discretion)
Chairman of the Board; and President and Chief Executive Officer	0.50% of fiscal 2014 EBIT	$1,256,214,000	$6,281,070*
Each other named executive officer (except Mr. Hackett)	0.25% of fiscal 2014 EBIT	$1,256,214,000	$3,140,535
William F. Hackett	0.25% of EBIT from June 1, 2013 through end of fiscal 2014	$1,256,214,000	$2,355,401

*	Under the plan, no individual payout for a fiscal year or other performance period may exceed $5 million.

The Committee then considered whether and how to apply negative discretion to these amounts. In doing so, the Committee took into account the following:

•	the named executive officer’s position;
•	the named executive officer’s base salary; and
•	Company performance for fiscal 2014 with respect to certain specified financial performance goals the Committee previously established.

The Committee first considered individual incentive award opportunities depending on the executive’s position. The Committee established these opportunities as a percentage of each named executive officer’s fiscal 2014 base salary with the understanding that they were competitive with the market and placed at risk an appropriate amount of the executive’s compensation.

Annual Management Incentive Plan

Fiscal 2014 Award Levels for the Application of Negative Discretion

Named Executive Officer	Threshold	Target	Maximum
Chairman of the Board; and President and Chief Executive Officer	30%	120%	240%
Each other named executive officer	17.5%	70%	140%

These percentages assume that the same threshold, target, or maximum performance is achieved for each applicable performance criteria utilized by the Committee in its application of negative discretion. Accordingly, an incentive award payment under the Committee’s application of negative discretion for fiscal 2014 could have been less than the threshold percentage set forth above if a threshold level was not achieved for one or more of the criteria, although the Committee did not plan to approve any such payment if the Company did not achieve threshold comparable EBIT performance.

The following chart describes the performance criteria and weightings selected by the Committee for its application of negative discretion.

Annual Management Incentive Plan

Fiscal 2014 Performance Criteria for the Application of Negative Discretion

Performance Criteria	Definition	Purpose	Criteria Weighting
Comparable EBIT	Equal to EBIT excluding restructuring charges, acquisition-related integration costs and unusual items. The Committee can also make further adjustments for restructuring and acquisition-related activities that, had they been known at the beginning of the performance period, would have impacted the Company’s projections.	Serves as a measure of our profitability	40%
Net sales	Equal to net sales less net sales of products of acquired business(es), historical net sales of products which have been disposed of, or historical net sales of a business that has been contributed to a joint venture.	Serves as a measure of our ability to grow market share	40%
FCF	Equal to net cash provided by (used in) operating activities less purchases of property, plant and equipment.	Reflects our ability to generate the cash required to operate the business and pay down debt	20%

In April 2013, the Committee established target levels for the comparable EBIT and net sales metrics, each corresponding to the expected level of performance under our fiscal 2014 operating plan and assumed a closing of the Beer Business Acquisition on May 31, 2013. This operating plan was reviewed with and approved by the Board in April 2013. In July 2013, the Committee established the target level for the FCF metric based on our expectations after the closing of the Beer Business Acquisition. With the assistance of the Human Resources Department, the Committee had also established at these times ranges of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for each performance criterion, our strategic direction and focus, and the various risks and uncertainties we face.

In April 2014, the Committee determined that it would be appropriate to consider these fiscal 2014 performance levels in applying negative discretion, with the comparable EBIT and net sales levels adjusted to reflect the actual closing date of the Beer Business Acquisition on June 7, 2013 and comparable EBIT also adjusted to reflect the amortization of a purchase accounting adjustment related to the Beer Business Acquisition. The Committee then completed its application of negative discretion by comparing fiscal 2014 performance against these performance levels. At the conclusion of its review, the Committee then certified awards to the named executive officers based on the following performance levels and actual results:

Annual Management Incentive Plan

Fiscal 2014 Performance Levels and Results Under the

Application of Negative Discretion

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Fiscal 2014 Results
Comparable EBIT	$1,128.7 million	$1,203.7 million	$1,323.7 million	$1,262.9 million, equal to 162% of a target payout for this criterion (for performance between target and maximum levels)
Net sales	$4,662.4 million	$4,932.4 million	$5,432.4 million	$4,919.5 million, equal to 96% of a target payout for this criterion (for performance slightly below target level)
FCF	$450.0 million	$525.0 million	$625.0 million	$602.7 million, equal to 178% of a target payout for this criterion (for performance between target and maximum levels)

Based on the weighting of comparable EBIT (40%), net sales (40%), and FCF (20%), the Committee applied negative discretion to reduce awards from the eligible award pool amounts to approximately 139% of the target payouts. The resulting AMIP awards paid to the named executive officers for fiscal 2014 are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Summary of Fiscal 2014 Annual Management Incentive Plan Results

Named Executive Officer	Eligible Award Pool	Actual Awards Based on Fiscal 2014 Performance Under the Application of Negative Discretion
Robert Sands	$6,281,070	$2,025,293
Richard Sands	$6,281,070	$1,985,719
Robert Ryder	$3,140,535	$579,404
William F. Hackett	$2,355,401	$636,419*
F. Paul Hetterich	$3,140,535	$481,938

*	This amount for Mr. Hackett reflects an award equal to approximately 14/12ths of what would otherwise have been granted under the Committee’s application of negative discretion for a full year. This award compensates Mr. Hackett for the fact that he was not in a short-term incentive plan at Crown Imports LLC after December 31, 2012.

Annual Management Incentive Plan – Fiscal 2015

In April 2014, the Committee established the award pool under the AMIP for fiscal 2015. The Committee adopted the same basic methodology as it used for the fiscal 2014 program, establishing an award pool equal to 0.5% of our fiscal 2015 EBIT for each of Mr. Robert Sands and Mr. Richard Sands and 0.25% of our fiscal 2015 EBIT for each of our other named executive officers. The Committee reserved the right to reduce or eliminate awards based on such quantitative and qualitative factors as it deems appropriate. The Committee again approved comparable EBIT, net sales, and FCF as the factors it expects to use when calculating fiscal 2015 bonus amounts. It expects to weight the factors as follows – 40% for comparable EBIT, 40% for net sales, and 20% for FCF – and to require at least threshold comparable EBIT performance in order for named executive officers to earn any bonus payout for fiscal 2015.

Other Cash Bonus Awards

In addition to any payments under the AMIP, the Committee has discretion to pay cash bonuses outside of that plan. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction.

During fiscal 2014, Mr. Hackett and certain other employees of Crown Imports LLC received final cash payments under the Crown Imports LLC 2010 Long-Term Cash Incentive Plan. This plan has since been terminated, and Mr. Hackett and other key employees of Crown Imports LLC now receive long-term incentives in the form of equity awards from us. The close-out payments under the terminated Crown Imports plan were based entirely on results of Crown Imports during calendar years 2011 and 2012. Mr. Hackett’s final payment under this plan was $679,532. Since this payment was based on Crown Imports’ results prior to the closing of the Beer Business Acquisition and prior to our fiscal 2014, it is not included in the Summary Compensation Table.

Long-Term Equity-Based Incentive Awards

Equity Award Granting Process

The Committee (as well as the full Board) has the flexibility to award non-qualified stock options, stock appreciation rights, restricted stock, RSUs, PSUs, and other stock-based awards under our Long-Term Stock Incentive Plan, or LTSIP. The granting of equity-based awards to our named executive officers, together with the stock ownership guidelines described below, directly ties our executive officers’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of our executive officers as the awards generally vest after a period of approximately three years of employment (in the case of PSUs) or over a period of four years of employment (in the case of stock options and RSUs).

The Committee includes stock options as a significant element of named executive officer compensation, as the Committee believes the value of stock options has a direct link to the creation of stockholder value. This is because stock options only have value to the extent that our stock price increases after the grant date. Starting in fiscal 2008, the Committee has granted options to purchase Class 1 Stock to individuals subject to U.S. taxation, including named executive officers, and options to purchase Class A Stock to other participants. As no trading market exists for Class 1 Stock, the fair market value of a share of Class 1 Stock is deemed to be equal to the fair market value of a share of Class A Stock unless the Committee determines otherwise. Accordingly, all stock option awards under our LTSIP are priced at the closing price of our Class A Stock on the date of grant.

The Committee began granting restricted stock to named executive officers in fiscal 2009 to provide additional diversification and retention value to our equity awards. Beginning in fiscal 2013 the Committee decided to issue named executive officers RSUs, which would not involve the issuance of any actual shares of stock until vesting, instead of restricted stock. The granting of RSUs is consistent with the approach we have used since fiscal 2009 for similar awards outside of the U.S. and is more administratively convenient for the Company and recipients. All restricted stock and RSU awards relate to Class A Stock.

The Committee began awarding PSUs to named executive officers in fiscal 2011 in order to further diversify our mix of equity awards in a manner more consistent with our peer group and to enhance the linkage between executive compensation and performance. Generally, our PSUs can result in a payout of an amount from 0% to 200% of a named executive officer’s target award based on our performance with respect to a specified performance metric such as a comparison of our TSR performance to that of companies in the S&P 500 Index. All PSU awards relate to Class A Stock.

The Committee annually considers equity awards to named executive officers at a regularly scheduled meeting, usually in April, at which it considers equity awards to other eligible employees around the world. The Committee may also grant awards at other times, typically occurring at other regularly scheduled meetings of the Committee, in connection with events such as new hires, promotions, and significant business activities. For example, the Committee approved equity awards to Mr. Hackett in June 2013 when he became an executive officer. The Committee also awarded equity to Mr. Hetterich in June 2013 and to Messrs. Robert Sands and Ryder in July 2013 in connection with the Beer Business Acquisition. In addition, the Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient is at or below the level of Vice President, (ii) any such award is not for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of option shares and the terms and conditions for such awards are consistent with the past practices of the Committee. The Chief Human Resources Officer did not exercise this authority in fiscal 2014.

The Board considers equity awards to the directors pursuant to our non-management director compensation program as described more fully below under the heading “Director Compensation.” The Board generally approves these annual awards to directors at the Board meeting immediately following each annual meeting of stockholders. As directors serve annual terms, such awards are intended to coincide with the beginning of their term of office. For example, the Board approved fiscal 2014 equity awards for directors on July 24, 2013 following the Annual Meeting of Stockholders held earlier that day. The Board may also grant equity awards upon the appointment of a new member to the Board.

Equity Practices and Policies – Clawback Rights and Prohibition Against Hedging

Since fiscal 2013 all of our individual LTSIP award agreements with employees contain a clawback provision. This same clawback language was also incorporated into the LTSIP itself in fiscal 2013 with the approval of our stockholders. Although we have not had to utilize these provisions, their purpose is to allow us to recoup performance-based equity awards or the value thereof, if and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other law, should we need to restate our financial statements.

In order to prevent an appearance of improper conduct, executive officers and directors, among others, may not participate in transactions involving the hedging of our stock. In particular, they may not trade in third-party derivative securities of our stock by writing or buying puts, calls, or other derivatives.

Named Executive Officer Awards – Fiscal 2014

For our standard equity awards in fiscal 2014, the Committee granted our named executive officers (except for our Chairman of the Board) a combination of stock options, RSUs, and PSUs after taking into account the officers’ positions and salaries, so that more senior officers received a greater portion of their compensation through equity-based incentives. The Committee calculated the equity awards for named executive officers so that the value of fiscal 2014 awards as a percentage of each officer’s salary approximated the value of fiscal 2013 equity awards at time of grant. Each officer’s awards were distributed 50% in stock options, 25% in RSUs and 25% in PSUs, in each case with stock options valued on a Black-Scholes valuation, RSUs valued at face value, and PSUs valued at face value of the target award. Mr. Hackett received equivalent awards of PSUs, RSUs, and stock options effective upon the closing of the Beer Business Acquisition. As described under the heading “Compensation of the Chairman of the Board” above, the Committee determined it advisable for the Chairman of the Board to receive all of his equity-based awards in the form of stock options. The Committee granted these awards in order to directly link the value of compensation earned by our named executive officers to stockholder value creation and to align the interests of our executive officers with those of our stockholders. Specifically, the Committee granted equity using the following methodology:

Standard Fiscal 2014 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award*	RSU Award*	PSU Award (at Target)*
Chairman of the Board	6.867 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.609 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price
Each other named executive officer	3.081 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price

*	with resulting awards rounded up to the nearest 10 options/units

With respect to fiscal 2014 PSUs, the Committee determined that it would be appropriate to base the payout of awards on TSR performance as opposed to stock price appreciation, which had been used for fiscal 2013 PSUs, as the Committee believed that the use of relative TSR performance, which was added as a performance measure in our LTSIP in July 2012, was more commonly used. Specifically, the Committee awarded fiscal 2014 PSUs whose ultimate payout level, if any, will depend on our fiscal 2014-2016 TSR performance as compared to the companies in the S&P 500 Index. Since Mr. Hackett’s PSU awards were issued in June 2013, his payout level will depend upon our TSR performance for the period from June 1, 2013 through the end of fiscal 2016. In addition, a named executive officer must generally remain an employee until May 1, 2016 in order for these awards to vest. The Committee believes the TSR metric and the three-year performance period should further align the interests of our named executive officers with the interests of our stockholders. Payouts of these PSUs will be determined at the end of fiscal 2016 based on the following performance levels (with awards between these designated performance levels determined by linear interpolation):

Fiscal 2014 PSU Potential Payouts

For Relative TSR Performance During Fiscal 2014-2016*

	Threshold Performance Level	Target Performance Level	Maximum Performance Level
TSR Performance vs. Companies in the S&P 500 Index	25th Percentile	50th Percentile	75th Percentile
Equivalent PSU Payout as Percentage of the Target Award	25%	100%	200%

*	For Mr. Hackett, the applicable performance period runs from June 1, 2013 through the end of fiscal 2016.

In addition to these standard equity awards, certain named executive officers received special equity awards during fiscal 2014:

•

Mr. Hackett, along with a number of key management personnel at Crown Imports LLC, received a special RSU award effective upon the closing of the Beer Business Acquisition. These awards were issued for retention purposes and provide for cliff vesting on May 1, 2016 if the recipients remain in our employ until that time. The awards will vest earlier in the event of death or disability of the recipient.

•

The Committee also issued special awards to certain employees who made contributions towards the completion of the Beer Business Acquisition and certain employees who have a significant ongoing role in connection with the current Mexican brewery expansion project. The awards were divided between an RSU award with cliff vesting on July 1, 2016 and a PSU award that vests on July 1, 2016 at 100% of the target award only if the current expansion of the Mexican brewery is accomplished by June 7, 2016 (being the third anniversary of the closing of the Beer Business Acquisition). These special awards were granted to Messrs. Robert Sands, Hetterich, and Ryder such that one-third of the value of each award was in the form of RSUs and two-thirds was in the form of PSUs. This allocation was used to ensure that a majority of these special awards were performance-based.

More information concerning fiscal 2014 equity awards can be found below in the Summary Compensation Table, the Grants of Plan-Based Awards in Fiscal 2014 table, and the Outstanding Equity Awards at February 28, 2014 table.

Named Executive Officer Awards – Fiscal 2015

In April 2014, the Committee determined that it was important to retain stock options, RSUs, and PSUs as significant elements of fiscal 2015 named executive officer compensation other than for the Chairman of the Board, who would continue to receive all of his equity in the form of stock options. The Committee decided that the value and allocation of these awards should be the same as for the standard fiscal 2014 awards (using a revised stock option award factor based on an updated Black-Scholes value). As a result, the Committee awarded stock options, RSUs, and PSUs for fiscal 2015 using the following methodology:

Fiscal 2015 Long-Term Equity-Based Incentive Award Methodology

Named Executive Officer	Stock Option Award*	RSU Award*	PSU Award (at Target)*
Chairman of the Board	6.972 x salary ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	4.679 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price	0.883 x salary ÷ grant date stock price
Each other named executive officer	3.129 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price	0.590 x salary ÷ grant date stock price

*	with resulting awards rounded up to the nearest 10 options/units

The payout level, if any, of the fiscal 2015 PSUs will depend on our fiscal 2015-2017 TSR performance as compared to the companies in the S&P 500 Index. In addition, an executive must generally remain an employee until May 1, 2017 in order for these PSUs to vest.

With respect to fiscal 2015 equity awards, the Committee revised the terms of these awards in the following manner for all recipients, including the named executive officers:

•

While these stock options will continue to vest upon retirement, after the recipient has reached 60 years of age and provided 10 years of continuous service, retirees or their beneficiaries will now have three years, instead of one year, to exercise vested options in the case of retirement, death, or disability.

•	These RSUs will vest on retirement, as well as in the event of death or disability.

•

A pro rata portion of these PSUs will vest for retirees at the end of the awards’ valuation period based upon actual TSR performance during the valuation period and the portion of valuation period during which the employee served prior to retirement.

These retirement provisions in our fiscal 2015 equity awards will apply only in the event a recipient remains an employee until November 1, 2014. The Committee made these changes to better align our practices with the market, to reduce the need to consider special vesting provisions in the case of key retirements, and to provide appropriate incentives and rewards to equity award recipients. The changes do not affect any pre-existing equity awards.

Stock Ownership Guidelines

In order to further align the interests of our named executive officers with the long-term interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. In establishing these guidelines for stock ownership, we considered the length of an executive officer’s tenure. We allow individuals five years in which to reach the applicable ownership guideline. The ownership guidelines can be satisfied by the ownership of stock, vested stock options, unvested restricted stock, unvested RSUs, and unvested PSUs after the relevant performance period has been completed and the Committee has certified the number of shares that will be issued upon satisfaction of the service requirement. The current guidelines for our executive officers are as follows:

Executive Officer	Stock Ownership Guideline
Chairman of the Board	6 times base salary
President and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary

As of February 28, 2014, each of our named executive officers had either met his respective guideline or was within the five-year window for doing so.

Perquisites and Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our named executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•

Named executive officers who are resident in the U.S. are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax or after-tax basis into their plan accounts up to 50% of their annual salary but not in excess of the annual limit set by the Internal Revenue Code and adjusted for cost-of-living increases. We currently provide a 50% match on the first 6% of salary contributed by the participant to his or her plan account as well as a 3% of salary annual contribution. In addition, at the conclusion of each fiscal year the Committee analyzes our performance and has discretion to award a supplemental profit sharing contribution.

•

Named executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, which includes an Internal Revenue Code Section 423 component that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our Company, however, neither our President and Chief Executive Officer nor our Chairman of the Board is eligible to participate in this plan.

•

Named executive officers also receive customary employee benefits, such as our standard medical, dental and vision benefits, long-term and short-term disability insurance programs, paid time off (vacation/sick leave), and life insurance programs, per the terms of those programs and in the same manner as other eligible employees.

In addition, named executive officers are among those eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our annual contributions and supplemental profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

Severance Benefits

In April 2008, the Committee determined that it was appropriate to standardize our relationships with executive officers and approved the execution of employment agreements with each of our executive officers at that time. This included our named executive officers except for Mr. Hackett. In approving the execution of these agreements, the Committee believed it appropriate to ensure that similarly situated executive officers had similar employment terms. During fiscal 2011, the Committee and its current independent compensation consultant conducted an in-depth review of these employment terms and market practices. Although the Committee’s consultant did not recommend any changes to the existing agreements with our named executive officers, the consultant recommended that we not include severance benefits in the event of retirement, the gross-up of any excise tax payments, or the post-employment continuation of aircraft or automobile benefits and product allowances in future agreements. The Committee and management agreed with these recommendations, and our June 2013 employment agreement with Mr. Hackett reflected these changes in his form of agreement. More information concerning the agreements with named executive officers and amounts payable to named executive officers in the event of a severance or change-in-control event are described below under the heading “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe to be fair, reasonable, and competitive with those offered by comparable companies to their executive officers. The Committee believes these benefits further our objective of attracting, motivating, and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives. Our named executive officers pay the personal income taxes that are attributable to the taxable perquisites we provide. We offer the following benefits to our named executive officers:

•

Automobile lease or allowance; parking expenses – We provide a designated leased vehicle or monthly allowance to our named executive officers. Mr. Hackett also receives reimbursement for parking expenses incurred in connection with parking at our office in Chicago, Illinois. We believe these benefits are competitive with benefits provided to executives at comparable companies.

•

Car/Driver services – We provide Mr. Robert Sands and our other executive officers with the option of using car/driver services. We believe this enhances the security of our executive officers and assists them to devote maximum time and attention to our business.

•

Personal use of our corporate aircraft when not needed for business purposes – We offer our named executive officers the use of our corporate aircraft both to enhance their security and to permit them to devote maximum time and attention to our business while away from our offices.

•

Product allowances – We provide product allowances to our named executive officers and believe that the product allowances enhance knowledge and appreciation of our products and serve as an additional tool to facilitate the role of our employees as ambassadors for our brands in both on and off premise retail establishments where making a purchase is important for customer relations and with third parties who we desire to sample our products. For similar reasons, all of our full-time U.S. employees receive a product allowance. The current calendar year allowance is $10,000 for our Chairman of the Board and for our President and Chief Executive Officer and $5,000 for our other named executive officers.

•	Expanded annual physical health review on a voluntary basis – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits in the event of a new hire or transfer. The perquisites and other personal benefits we provided to our named executive officers during fiscal 2014 are further quantified below in the Summary Compensation Table.

Accounting Considerations

Accounting for Equity-Based Compensation

We follow the Financial Accounting Standards Board, or FASB, guidance for equity-based compensation in FASB ASC Topic 718 requiring that we recognize in our financial statements the cost resulting from all equity-based payment transactions, including stock options, restricted stock awards, RSUs, and PSUs. As with any significant accounting requirement, we and our Board have considered and continue to monitor the impact of this guidance. At this time, we continue to believe that equity-based executive compensation serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this accounting guidance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to certain executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance-based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where possible, Section 162(m) does not limit our tax deductions for compensation, and our Long-Term Stock Incentive Plan and Annual Management Incentive Plan have been designed so that the Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonus awards outside of the Annual Management Incentive Plan and the granting of restricted stock awards and RSUs, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Compensation Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussions, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s 2014 Form 10-K.

Human Resources Committee:

Jeananne K. Hauswald (Chair)

Jerry Fowden

Robert L. Hanson

Keith E. Wandell

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by us for services rendered for fiscal 2014 (our fiscal year ended February 28, 2014) by our President and Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers. These individuals are referred to as “named executive officers.” Where applicable, the following table also sets forth the compensation paid to or accrued by us for these named executive officers for fiscal 2013 (our fiscal year ended February 28, 2013) and fiscal 2012 (our fiscal year ended February 29, 2012).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Sands, President and Chief Executive Officer	2014	1,215,079	4,478,506	1,961,535	2,025,293	729,848	10,410,261
	2013	1,187,616	3,053,284	1,835,442	1,636,060	301,907	8,014,309
	2012	1,202,465	2,318,324	2,144,045	1,627,656	414,391	7,706,881
Richard Sands, Chairman of the Board	2014	1,191,336	—	2,865,766	1,985,719	472,678	6,515,499
	2013	1,164,410	—	3,085,544	1,604,091	509,231	6,363,276
	2012	1,180,034	—	3,409,970	1,597,294	504,271	6,691,569
Robert Ryder, Executive Vice President and Chief Financial Officer	2014	595,911	1,813,059	643,286	579,404	42,689	3,674,349
	2013	582,442	898,543	678,244	468,050	36,821	2,664,100
	2012	589,725	682,272	792,436	465,647	42,034	2,572,114
William F. Hackett, Executive Vice President and President, Beer Division (5)	2014	389,730	2,782,621	678,363	636,419	33,769	4,520,902
F. Paul Hetterich, Executive Vice President, Business Development and Corporate Strategy	2014	495,667	2,676,879	535,073	481,938	33,572	4,223,129

(1)	These amounts represent the full grant date fair value of awards of restricted stock, restricted stock units (“RSUs”), and performance share units (“PSUs”) granted in each fiscal year noted. For PSUs granted in fiscal 2012, the grant date fair value is based upon the market price of our Class A Stock on the grant date and the probable outcome of the performance conditions as of the date of grant (which was performance at target level). For all PSUs granted in fiscal 2013 and those PSUs granted in fiscal 2014 having relative total stockholder return (“TSR”) as the performance criteria, the grant date fair value was determined using a Monte Carlo simulation model. For the special fiscal 2014 PSU awards whose performance criteria relates to an expansion of our Mexican brewery, the grant date fair value is based upon the market price of our Class A Stock on the grant date and the probable outcome of the performance condition as of the grant date (which was performance at target level). Each amount included in this column represents the aggregate amount that we expected to expense for such grant in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values may be found in Note 16 of our financial statements in our 2014 Form 10-K. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Each of these amounts reflects our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. If the PSUs granted during fiscal 2012 were included in these calculations at their maximum levels (as opposed to their target levels), the full grant date fair values set forth for the fiscal 2012 stock awards would be as follows: Mr. Robert Sands – $3,477,486; Mr. Richard Sands – $0; and Mr. Ryder – $ 1,023,408. Since the performance criteria underlying the fiscal 2013 PSUs (i.e., stock price performance relative to that of companies in the S&P 500 Index) and certain of the fiscal 2014 PSUs (i.e., TSR performance relative to that of companies in the S&P 500 Index) are each considered a market condition as opposed to a performance condition for accounting purposes, the expense associated with those awards is not subject to fluctuation based on the probable outcome. The remaining fiscal 2014 PSUs can only vest, if at all, at target level. A more complete description of the fiscal 2014 PSUs can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2014.” See also the Grants of Plan-Based Awards in Fiscal 2014 and the Outstanding Equity Awards at February 28, 2014 tables below for additional information regarding awards made during fiscal 2014.

(2)	These amounts represent the full grant date fair value of awards of stock options granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values may be found in Note 16 of our financial statements in our 2014 Form 10-K. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2014 and the Outstanding Equity Awards at February 28, 2014 tables below for additional information regarding awards made during fiscal 2014.

(3)	These amounts reflect cash payments made under our Annual Management Incentive Plan in April 2014 for fiscal 2014, in April 2013 for fiscal 2013, and in April 2012 for fiscal 2012. A detailed description of the fiscal 2014 payments can be found in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2014.” As noted in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Other Cash Bonus Awards,” Mr. Hackett also received a final cash payment of $679,532 under the Crown Imports LLC 2010 Long-Term Cash Incentive Plan, which has since been terminated. Since this payment was based entirely on the results of Crown Imports during calendar years 2011 and 2012 (which was before our fiscal 2014 and before he became an executive officer of the Company), the amount is not reflected in the Summary Compensation Table.

(4)	These amounts, as set forth below, include for fiscal 2014 (i) matching contributions under our 401(k) and Profit Sharing Plan, (ii) annual contributions under our 401(k) and Profit Sharing Plan, (iii) contributions under our 2005 Supplemental Executive Retirement Plan, and (iv) perquisites and other personal benefits. During fiscal 2014 we did not provide a tax gross-up or a payment in connection with a separation of service to any named executive officer.

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan Annual Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Robert Sands	7,936	7,650	28,631	685,631	729,848
Richard Sands	7,818	7,650	27,922	429,288	472,678
Robert Ryder	7,950	7,650	10,143	16,946	42,689
William F. Hackett	4,034	7,650	9,150	12,935	33,769
F. Paul Hetterich	7,708	7,650	7,150	11,064	33,572

Contributions under our 401(k) and Profit Sharing Plan and our 2005 Supplemental Executive Retirement Plan are reported in the year to which they relate, as opposed to the year in which they are approved or ultimately contributed.

Perquisites and other personal benefits provided to named executive officers in fiscal 2014 included personal use of our corporate aircraft, automobile allowances, car/driver services, parking expenses, product allowances, and expense for a physical health review. Amounts for fiscal 2014 include $625,431 for Mr. Robert Sands for personal use of corporate aircraft and $409,688 for Mr. Richard Sands for personal use of corporate aircraft.

Values noted above for the personal use of our corporate aircraft represent the aggregate incremental cost to us for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour), and (iii) specific trip-related expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital, and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.

(5)	Mr. Hackett became Executive Vice President and President, Beer Division upon the closing of the Beer Business Acquisition on June 7, 2013 (as described above in the Compensation Discussion and Analysis). Accordingly, this Summary Compensation Table reflects Mr. Hackett’s compensation from the date of that acquisition through the end of fiscal 2014.

Grants of Plan-Based Awards in Fiscal 2014

		Award Approval Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date		Target ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Robert Sands	NA		6,281,070
	4/26/13			5,488(8)	21,950(8)	43,900(8)				1,429,145
	4/26/13						21,950(9)			1,048,991
	4/26/13							114,560	47.79	1,961,535
	7/24/13			NA	26,200(10)	NA				1,333,580
	7/24/13						13,100(11)			666,790
Richard Sands	NA		6,281,070
	4/26/13							167,370	47.79	2,865,766
Robert Ryder	NA		3,140,535
	4/26/13			1,800(8)	7,200(8)	14,400(8)				468,786
	4/26/13						7,200(9)			344,088
	4/26/13							37,570	47.79	643,286
	7/24/13			NA	13,100(10)	NA				666,790
	7/24/13						6,550(11)			333,395
William F. Hackett	NA		2,355,401
	6/7/13	6/3/13		1,570(8)	6,280(8)	12,560(8)				447,396
	6/7/13	6/3/13					6,280(9)			334,975
	6/7/13	6/3/13						34,280	53.34	678,363
	6/7/13	6/3/13					37,500(12)			2,000,250
F. Paul Hetterich	NA		3,140,535
	4/26/13			1,498(8)	5,990(8)	11,980(8)				390,004
	4/26/13						5,990(9)			286,262
	4/26/13							31,250	47.79	535,073
	6/26/13			NA	25,950(10)	NA				1,333,571
	6/26/13						12,980(11)			667,042

(1)	Unless set forth in this column, the date the Human Resources Committee approved a fiscal 2014 equity award was the grant date reflected for that particular award.

(2)	This amount represents the eligible award pool that was established for each named executive officer for fiscal 2014 under our Annual Management Incentive Plan. However, payouts under the plan are subject to a limit of $5 million per person per fiscal year or other performance period. These amounts do not represent actual payouts to the named executive officer. No threshold or maximum levels were associated with the creation of these eligible award pools. The method for determining these amounts as well as the actual awards for named executive officers for fiscal 2014 are described in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2014.” The actual award paid to each named executive officer under the plan for fiscal 2014 is set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(3)	This represents the number of shares of Class A Stock that may be issued to the named executive officer pursuant to the terms of PSU awards granted under our Long-Term Stock Incentive Plan. The standard PSU awards granted on April 26, 2013 and June 7, 2013 provide for a range of potential payouts (based on our TSR performance relative to that of companies in the S&P 500 Index). The special PSU awards granted on June 26, 2013 and July 24, 2013 provide for either no payout (in the event the performance condition relating to our Mexican brewery expansion is not met) or the payout of the target number of shares noted in this column (in the event the performance condition is met). The terms of all of our fiscal 2014 PSU awards are further described in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2014” and below in the Outstanding Equity Awards at February 28, 2014 table.

(4)	This represents the number of RSUs granted to the named executive officer under our Long-Term Stock Incentive Plan. Any payouts associated with the vesting of these awards will be made in shares of Class A Stock. Further information concerning these awards can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2014” and below in the Outstanding Equity Awards at February 28, 2014 table.

(5)	This represents the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our Long-Term Stock Incentive Plan. These stock options are scheduled to vest and become exercisable at 25% of the award per year at each of the first four annual anniversaries of the grant date. Further information concerning these awards can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2014” and below in the Outstanding Equity Awards at February 28, 2014 table. No trading market exists for Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. Under the plan, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless our Human Resources Committee determines otherwise.

(6)	The exercise price of these stock options, which relate to Class 1 Stock (for which there is no public trading market), is the New York Stock Exchange closing price of a share of Class A Stock on the grant date.

(7)	These amounts represent the full grant date fair value of the PSUs, RSUs, and stock options, respectively, granted in fiscal 2014. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. Assumptions used in calculating these values with respect to stock option awards and PSUs may be found in Note 16 of our 2014 Form 10-K. Since the performance criteria underlying the fiscal 2014 standard PSU awards (i.e., those whose performance criteria is TSR performance relative to that of companies in the S&P 500 Index) is considered a market condition as opposed to a performance condition for accounting purposes, the expense associated with these awards is not subject to fluctuation based on the probable outcome of the award. The expense for the special fiscal 2014 PSU awards is also not subject to such fluctuation as they can only vest at the target level for such awards.

(8)	These PSUs are schedule to vest, if at all, on May 1, 2016 based on the level of achievement for the performance criteria associated with these awards.

(9)	These RSUs are scheduled to vest at 25% of the award per year at each of the first four annual anniversaries of May 1, 2013.

(10)	These PSUs are scheduled to cliff vest, on July 1, 2016 provided the performance criteria associated with these awards has been achieved.

(11)	These RSUs are scheduled to cliff vest on July 1, 2016.

(12)	These RSUs are scheduled to cliff vest on May 1, 2016.

Outstanding Equity Awards at February 28, 2014

The following table presents information concerning outstanding stock option, restricted stock, RSU, and PSU awards to each of the named executive officers.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert Sands	12/23/04	SO	40,000		23.020	12/23/14
	4/7/05	SO	128,000		27.235	4/7/15
	4/5/06	SO	30,000		25.880	4/5/16
	4/5/06	SO	164,800		25.880	4/5/16
	4/3/07	SO	315,343		20.790	4/3/17
	4/3/07	SO	48,750		20.790	4/3/17
	4/18/07	SO	16,250		22.270	4/18/17
	7/26/07	SO	4,384		22.080	7/26/17
	1/2/08	SO	30,000		23.480	1/2/18
	4/1/08	SO	424,300		19.120	4/1/18
	4/6/09	SO	698,190		11.850	4/6/19
	4/5/10	SO	247,748	82,582	16.670	4/5/20
	4/5/10	RS					16,957	1,374,026
	4/5/11	SO	137,000	137,000	20.600	4/5/21
	4/5/11	RS					28,134	2,279,698
	4/5/11	PSU					112,540	9,119,116
	4/3/12	SO	53,095	159,285	24.500	4/3/22
	4/3/12	RSU					36,367	2,946,818
	4/3/12	PSU							96,980	7,858,289
	4/26/13	SO		114,560	47.790	4/26/23
	4/26/13	RSU					21,950	1,778,609
	4/26/13	PSU							43,900	3,557,217
	7/24/13	RSU					13,100	1,061,493
	7/24/13	PSU							26,200	2,122,986
Richard Sands	12/23/04	SO	40,000		23.020	12/23/14
	4/7/05	SO	156,200		27.235	4/7/15
	4/5/06	SO	201,000		25.880	4/5/16
	4/5/06	SO	30,000		25.880	4/5/16
	4/3/07	SO	315,343		20.790	4/3/17
	4/3/07	SO	48,750		20.790	4/3/17
	4/18/07	SO	16,250		22.270	4/18/17
	7/26/07	SO	70,483		22.080	7/26/17
	1/2/08	SO	30,000		23.480	1/2/18
	4/1/08	SO	437,000		19.120	4/1/18
	4/6/09	SO	719,200		11.850	4/6/19
	4/5/10	SO	403,890	134,630	16.670	4/5/20
	4/5/11	SO	217,890	217,890	20.600	4/5/21
	4/3/12	SO	89,258	267,772	24.500	4/3/22
	4/26/13	SO		167,370	47.790	4/26/23

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Grant Type (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(4)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert Ryder	4/1/08	SO	145,700		19.120	4/1/18
	4/6/09	SO	179,767		11.850	4/6/19
	4/5/10	SO	61,045	30,522	16.670	4/5/20
	4/5/10	RS					4,990	404,340
	4/5/11	SO		50,634	20.600	4/5/21
	4/5/11	RS					8,280	670,928
	4/5/11	PSU					33,120	2,683,714
	4/3/12	SO	19,620	58,860	24.500	4/3/22
	4/3/12	RSU					10,702	867,183
	4/3/12	PSU							28,540	2,312,596
	4/26/13	SO		37,570	47.790	4/26/23
	4/26/13	RSU					7,200	583,416
	4/26/13	PSU							14,400	1,166,832
	7/24/13	RSU					6,550	530,747
	7/24/13	PSU							13,100	1,061,493
William F. Hackett(9)	4/7/05	SO	28,400		27.235	4/7/15
	4/5/06	SO	32,700		25.880	4/5/16
	6/7/13	SO		34,280	53.340	6/7/23
	6/7/13	RSU					6,280	508,868
	6/7/13	RSU					37,500	3,038,625
	6/7/13	PSU							6,280	508,868
F. Paul Hetterich	4/5/10	SO		25,387	16.670	4/5/20
	4/5/10	RS					4,152	336,437
	4/5/11	SO		42,114	20.600	4/5/21
	4/5/11	RS					6,890	558,297
	4/5/11	PSU					27,560	2,233,187
	4/3/12	SO	16,320	48,960	24.500	4/3/22
	4/3/12	RSU					8,902	721,329
	4/3/12	PSU							23,740	1,923,652
	4/26/13	SO		31,250	47.790	4/26/23
	4/26/13	RSU					5,990	485,370
	4/26/13	PSU							11,980	970,739
	6/26/13	RSU					12,980	1,051,769
	6/26/13	PSU							25,950	2,102,729

(1)	Options granted prior to April 18, 2007 relate to Class A Stock. Options granted on or after April 18, 2007 relate to Class 1 Stock. The vesting schedule for all option awards set forth in the table that were not fully vested on February 28, 2014 is 25% of the award per year at each of the first four annual anniversaries of the grant date. In addition, all such options would vest upon a named executive officer’s retirement (which requires the executive to be 60 years of age and have 10 years of service with us), death or disability, or upon a change-in-control of the Company.

(2)	Unvested restricted stock, unvested RSU awards, and PSU awards whose performance periods have been completed (but whose related service vesting periods extend beyond fiscal 2014) are reflected in the first two columns of this section, while PSUs with performance periods extending beyond fiscal 2014 are reflected in the final two columns.

(3)	This column indicates whether the award is a stock option award (“SO”), restricted stock award (“RS”), restricted stock unit award (“RSU”), or performance share unit award (“PSU”).

(4)	The exercise price of a stock option, whether it relates to Class A Stock or Class 1 Stock, is the New York Stock Exchange closing price for a share of Class A Stock on the grant date. (The information in this table reflects, where applicable, the effects of subsequent stock splits effectuated through stock dividends.)

(5)	All stock option awards set forth in the table were granted with ten-year terms.

(6)	Except as noted below, the vesting schedule for all restricted stock and RSU awards is 25% of the award per year at each of the first four annual anniversaries of May 1 of the year of grant. For example, an RSU award granted on April 26, 2013 will vest 25% per year at each of the first four annual anniversaries of May 1, 2013. The June 7, 2013 grant of 37,500 RSUs to Mr. Hackett is scheduled to cliff vest on May 1, 2016. The RSU awards granted to Mr. Hetterich on June 26, 2013 and to Messrs. Robert Sands and Ryder on July 24, 2013 are scheduled to cliff vest on July 1, 2016. In addition, all restricted stock and RSU awards would vest upon a named executive officer’s death or disability or upon a change-in-control of the Company.

The vesting of the April 5, 2011 PSU awards is based on our earnings per share results for fiscal 2012. In April 2012, the Human Resources Committee certified that the fiscal 2012 earnings per share results equated to a maximum level of achievement, and the numbers of units associated with this performance level are included in this column. While the April 5, 2011 PSU awards were paid out to each named executive officer on May 1, 2014, those awards are reflected in the table because they had not vested as of the end of fiscal 2014.

(7)	These amounts are based on the February 28, 2014 closing price of $81.03 for a share of Class A Stock on the New York Stock Exchange.

(8)	The vesting of the April 3, 2012 PSU awards is based on our fiscal 2013-2015 stock price performance as compared to companies in the S&P 500 Index. Based on our fiscal 2013-2014 stock price performance as compared to companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the maximum level for these awards. As the actual payout, if any, for these PSUs will be determined based on our stock price performance as compared to companies in the S&P 500 Index during the entire performance period (and whether the named executive officers remain in continuous employment with us until the May 1, 2015 service vesting date), any actual payout of shares for these awards may be less than the amount reflected.

The vesting of the April 26, 2013 PSU awards is based on our fiscal 2014-2016 TSR performance as compared to companies in the S&P 500 Index. The range of the number of shares of Class A Stock that may be issued to the named executive officer pursuant to the terms of these awards is set forth in the Grants of Plan-Based Awards in Fiscal 2014 table above. Based on our fiscal 2014 TSR performance as compared to companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the maximum level for these awards. As the actual payout, if any, for these PSUs will be determined based on our TSR performance as compared to companies in the S&P 500 Index during the entire performance period (and whether the named executive officers remain in continuous employment with us until the May 1, 2016 service vesting date), any actual payout of shares may be less than the amount reflected.

The vesting of the June 26, 2013 and July 24, 2013 PSU awards is based on whether or not the current expansion project regarding our Mexican brewery is completed by June 7, 2016 (and whether the named executive officers remain in continuous employment with us until the July 1, 2016 service vesting date). Based on our expectation as of February 28, 2014, the amounts set forth in this column assume a payout at the target level for these awards (which can only vest at target level). There would be no payout of shares for these awards, however, if the expansion is not completed on time.

For any of these awards, the named executive officer would receive a target award in the event the named executive officer dies or becomes disabled or upon a change-in-control of the Company prior to the applicable service vesting date. These target awards would be equal to half of the amount set forth in this column for the April 3, 2012 and April 26, 2013 PSU awards and would be equal to the amount set forth in this column for the June 26, 2013 and July 24, 2013 PSU awards.

Further information concerning the fiscal 2014 awards can be found in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2014” and in the Grants of Plan-Based Awards in Fiscal 2014 table.

(9)	At the time of his April 7, 2005 and April 5, 2006 stock option grants, Mr. Hackett was President of Barton Beers, Ltd. (an indirect, wholly-owned subsidiary of the Company now known as Constellation Beers Ltd.).

Option Exercises and Stock Vested in Fiscal 2014

The following table presents information concerning stock option exercises and shares of stock acquired upon vesting of restricted stock, RSU, or PSU awards by each of the named executive officers in fiscal 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Sands	191,800	11,992,788	168,168	8,278,911
Richard Sands	242,800	15,192,322	23,975	1,180,289
Robert Ryder	230,636	7,554,174	49,488	2,436,294
William F. Hackett	57,000	3,104,619	—	—
F. Paul Hetterich	616,605	21,972,859	41,177	2,027,144

(1)	These amounts reflect the aggregate of the differences between the exercise price of the stock option and the market price of a share of Class A Stock at the time of exercise for each stock option exercise by a named executive officer in fiscal 2014.

(2)	These amounts reflect the value realized from the vesting of restricted stock, RSU, and PSU awards on May 1, 2013, the value of which were based on the New York Stock Exchange closing price of $49.23 for a share of Class A Stock on that date.

Retirement Benefits

We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. During fiscal 2014, a similar plan of Crown Imports LLC, in which Mr. Hackett was a participant, was merged into the Constellation Brands, Inc. plan. The Constellation Brands, Inc. 401(k) and Profit Sharing Plan allows us to make tax-favored retirement savings available to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included above in the Compensation Discussion and Analysis under the heading “Perquisites and Other Benefits” and subheading “Savings Plans and Health and Welfare Benefits.”

Participants may choose to direct the investment of their accounts under the plan in an array of third-party managed investment options as selected by plan fiduciaries from time to time or through a self-directed brokerage account. All participants are 100% vested in their contributions, the annual contributions made by us, and any earnings on these contributions. Our matching contributions and any profit sharing contributions and the earnings on those amounts vest at the rate of 20% a year at the end of each year of service until the participant is 100% vested after five years of service. The Human Resources Committee did not award profit sharing contributions for fiscal 2014. See footnote (4) to the Summary Compensation Table above for additional information about our contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to our 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, are also eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a nonqualified retirement savings plan. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which employees, including named executive officers, may have balances but to which no further contributions will be made), are designed to provide participants with the benefit of our annual contributions and, if applicable, supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Internal Revenue Code. During fiscal 2014, two supplemental executive retirement plans of Crown Imports LLC, in which Mr. Hackett was a participant, were merged into the 2005 Supplemental Executive Retirement Plan.

Participants may choose to direct the investment of their accounts under our plans in an array of third-party managed investment options that are similar to those offered under our 401(k) and Profit Sharing Plan as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of our matching contributions and profit sharing contributions under the 401(k) and Profit Sharing Plan. Accounts are distributed in a single lump sum upon a separation from service and in accordance with Section 409A.

The Company contributes to the 2005 Supplemental Executive Retirement Plan on behalf of each eligible participant, including the named executive officers, a sum equal to the amount of our annual contribution and the profit sharing contribution, if any, that a participant would have otherwise received under the 401(k) and Profit Sharing Plan on the portion of his or her salary that exceeded the applicable Internal Revenue Code limits. Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan. See the table below for additional information.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert Sands	28,631	196,476	—	1,113,066
Richard Sands	27,922	204,822	—	1,276,185
Robert Ryder	10,143	27,985	—	120,200
William F. Hackett	9,150	12,667	—	118,089
F. Paul Hetterich	7,150	38,768	—	172,718

(1)	These amounts reflect our contributions credited to the account of each named executive officer for fiscal 2014 under the 2005 Supplemental Executive Retirement Plan. All of these amounts are reflected in the Summary Compensation Table for fiscal 2014. Since the supplemental executive retirement plans of Crown Imports LLC were merged into the 2005 Supplemental Executive Retirement Plan during fiscal 2014, the contribution for Mr. Hackett was based on his compensation during all of fiscal 2014, including the portion of the year before his appointment as an officer of the Company upon the closing of the Beer Business Acquisition in June 2013.

(2)	These amounts represent the aggregate earnings during fiscal 2014 on the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, predecessor plans. None of these amounts are reflected in the Summary Compensation Table. For Mr. Hackett, this amount reflects earnings from his appointment as an officer of the Company in June 2013 through the end of fiscal 2014.

(3)	These amounts represent the fiscal 2014 year end aggregate balance of the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. The following portions of these amounts were reflected in our Summary Compensation Tables in previous years: Mr. Robert Sands – $503,475; Mr. Richard Sands – $603,943; Mr. Ryder – $46,927; Mr. Hackett – $0; and Mr. Hetterich – $0.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Employment Agreements

We entered into employment agreements with each of our named executive officers, with the exception of Mr. Hackett, in May 2008. In October 2010, we revised our form of executive employment agreement for incoming executive officers based on a review conducted by our Human Resources Committee with the assistance of its independent compensation consultant. In June 2013, the Company (and Crown Imports LLC) entered into an executive employment agreement with Mr. Hackett in connection with his appointment as an officer of the Company.

The current term of the agreements with each of our named executive officers expires at the end of our fiscal year, at which time they each automatically renew for an additional one year period. Each agreement will continue to renew for successive one year periods unless we provide at least 180 days notice of a decision not to renew such agreement. These agreements provide for an initial annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The following table presents the minimum annual base salary levels for the named executive officers set forth in their respective employment agreements executed in calendar 2008 or 2013, as applicable:

Name	Minimum Base Salary ($)
Robert Sands	1,081,500
Richard Sands	1,114,048
Robert Ryder	530,400
William F. Hackett	567,368
F. Paul Hetterich	401,700

Actual fiscal 2014 salaries for the named executive officers are set forth above in the Summary Compensation Table. The employment agreements do not provide for any specific perquisites or other personal benefits for the named executive officers during their terms of employment.

The employment agreements with our named executive officers provide the following benefits in the event an executive’s employment terminates upon the expiration of the agreement or if the executive’s employment (i) terminates during the term of the agreement, for any named executive officer other than Mr. Hackett, due to death, disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), or retirement (which requires an executive to be at least 60 years of age and have 10 years of service), (ii) is terminated by the executive for “good reason” (as defined in the agreement), or (iii) is terminated by us for any reason other than “for cause” (as defined in the agreement):

•

in the case of Mr. Robert Sands and Mr. Richard Sands, three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years; and in the case of all other named executive officers, two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;

•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Mr. Robert Sands and Mr. Richard Sands and 24 months in the case of the other named executive officers;

•	in the case of all named executive officers, outplacement services for a period of up to 18 months;

•

in the case of Mr. Robert Sands and Mr. Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, each for a period of three (3) years following termination; and in the case of all other named executive officers (with the exception of Mr. Hackett), automobile allowance payments and continued participation in our annual product allowance program, each for a period of two (2) years following termination; and

•

in the case of all named executive officers (with the exception of Mr. Hackett), payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Section 4999 of the Internal Revenue Code on a grossed-up basis.

In order to receive these benefits, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Mr. Robert Sands and Mr. Richard Sands or two years in the case of the other executives. The agreements also prohibit the executives, for a period of 18 months after termination in the case of Mr. Robert Sands or Mr. Richard Sands and for a period of 12 months after termination in the case of the other executives, from seeking to induce our employees to leave their employment with us.

Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity. Additional information concerning these agreements is set forth above in the Compensation Discussion and Analysis under the heading “Perquisites and Other Benefits” and subheading “Severance Benefits.”

Termination or Change-in-Control

The following information describes and quantifies certain compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 28, 2014 (being the end of fiscal 2014), based on the terms and conditions of our agreements, plans, and arrangements. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as our 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life and disability insurance programs, and medical, dental and vision benefits.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the nature of or basis for such termination, the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and our stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee regarding the payment of compensation and benefits. As of February 28, 2014, Mr. Richard Sands and Mr. Hackett were the only named executive officers eligible for retirement as that term is defined in our executive employment agreement and Long-Term Stock Incentive Plan.

Severance Benefits. The severance benefits contained in the employment arrangements for named executive officers are described in the Compensation Discussion and Analysis under the heading “Perquisites and Other Benefits” and subheading “Severance Benefits” and in the “Employment Agreements” subsection immediately above. The following table presents information concerning the severance payments each named executive officer would have received if that executive had qualified for benefits under his respective employment agreement in connection with a termination of employment as of February 28, 2014:

Name	Severance Pay ($)(1)	Medical and Dental ($)(2)	Aircraft / Automobile ($)(3)	Product Allowance ($)(4)	Outplacement Services ($)(5)	Estimated Excise Tax Gross-Ups ($)(6)	Total ($)
Robert Sands	8,964,231	33,199	1,162,346	30,000	40,000	—	10,229,776
Richard Sands	8,790,509	68,430	1,297,546	30,000	40,000	—	10,226,485
Robert Ryder	2,210,360	39,289	19,200	10,000	40,000	—	2,318,849
William F. Hackett	2,407,574	46,989	NA	NA	40,000	NA	2,494,563
F. Paul Hetterich	1,838,536	28,400	19,200	10,000	40,000	—	1,936,136

(1)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent (i) three times the base salary in effect on February 28, 2014 and (ii) three times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2014). For the other named executive officers (except for Mr. Hackett), these amounts represent (i) two times the base salary in effect on February 28, 2014 and (ii) two times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2014). For Mr. Hackett, this amount represents (i) two times his base salary in effect on February 28, 2014 and (ii) two times his fiscal 2014 annual bonus.

(2)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2014 for a period of 36 months. For the other named executive officers, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2014 for a period of 24 months.

(3)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the estimated aggregate incremental cost of continued personal use of our aircraft for three years (when not needed by us for business purposes) at comparable levels to that provided over the three-year period prior to February 28, 2014 (including fiscal 2014). For the other named executive officers (except for Mr. Hackett), these amounts represent the total of 24 monthly cash payments pursuant to our annual automobile allowance program as in effect on February 28, 2014.

(4)	For Mr. Robert Sands and Mr. Richard Sands, these amounts represent the maximum value of continued participation in our annual product allowance program as in effect on February 28, 2014 for a period of three years. For the other named executive officers (except for Mr. Hackett), these amounts represent the maximum value of continued participation in our annual product allowance program as in effect on February 28, 2014 for a period of two years.

(5)	We have estimated the cost of providing each named executive officer with 18 months of outplacement services at $40,000.

(6)	We do not believe any excise tax gross-up payments would have been incurred in connection with a termination of the employment of any named executive officer on February 28, 2014 due to a change-in-control. Pursuant to the terms of his employment agreement, Mr. Hackett is not eligible for an excise tax gross-up payment under such circumstances. Instead, Mr. Hackett’s employment agreement provides for the severance payment to either be reduced to an amount $1 below that which would subject him to the excise tax or, if it would provide a greater net payment to him after his payment of any excise tax, for the full severance payment to be paid without any gross-up payment from us.

These payments would be made pursuant to the terms of the employment agreements and in accordance with Section 409A of the Internal Revenue Code. Generally, severance pay and six months’ worth of medical and dental payments and aircraft/automobile payments (if applicable) would be paid on the first business day of the seventh month following the officer’s separation from service with monthly medical and dental payments and aircraft/automobile payments (if applicable) continuing thereafter until fully paid.

Equity Awards. The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards at February 28, 2014 table. We made each of those awards pursuant to our Long-Term Stock Incentive Plan. In accordance with that plan and our related award agreements, except as noted below, no accelerated vesting of stock options, restricted stock, RSUs, or PSUs would have occurred as of February 28, 2014 in the event of a voluntary termination by a named executive officer or an involuntary termination by us, whether with or without cause. Generally, a participant, including any named executive officer, (i) would have forfeited any unvested restricted stock, RSUs, and PSUs and (ii) would have either 30 days from termination (for stock option grants made prior to July 26, 2007) or 90 days from termination (for stock option grants made on or after July 26, 2007) to exercise vested stock option awards (or, if earlier, until the option expiration date). However, in the event of death, disability, or retirement (which requires a participant to be at least 60 years of age and have 10 years of service), the unvested stock options of a plan participant, including any named executive officer, would have vested, and all vested stock options would have remained exercisable for one year from such event (or, if earlier, until the stock option expiration date). Mr. Richard Sands and Mr. Hackett would each have been eligible for such retirement treatment regarding their stock options on February 28, 2014. In the event of death or disability (but not retirement) of a participant, any unvested restricted stock, RSUs, and the target number of PSUs of a plan participant would also have vested. Generally, unvested stock options, restricted stock, RSUs and, pursuant to the terms of the PSU agreements, the target number of PSUs would also have vested under the plan in the event of a change-in-control (as defined in the plan and award agreements). In addition, the Committee has discretion to revise or amend outstanding equity awards.

The values of (i) unvested in-the-money stock options, (ii) unvested restricted stock and RSUs, and (iii) the target amount of unvested PSUs held by each of the named executive officers as of February 28, 2014 (based on the New York Stock Exchange closing price of $81.03 for a share of Class A Stock on February 28, 2014) were as follows:

Name	Unvested In-the-Money Stock Options ($)	Unvested Restricted Stock and RSUs ($)	Unvested PSUs at Target ($)
Robert Sands	26,406,243	9,440,643	12,390,297
Richard Sands	42,532,409	—	—
Robert Ryder	9,600,391	3,056,614	4,143,064
William F. Hackett	949,213	3,547,493	508,868
F. Paul Hetterich	7,985,315	3,153,201	4,666,518

Annual Management Incentive Plan Payments. Our Annual Management Incentive Plan is described in the Compensation Discussion and Analysis under the heading “Short-Term Cash Incentive Bonuses” and subheading “Annual Management Incentive Plan – Fiscal 2014.” The fiscal 2014 award program adopted under the plan provided that, in the event a named executive officer’s employment terminated for any reason prior to the end of the fiscal year, the executive would forfeit all rights to an award under the plan for that year. However, since February 28, 2014 was the end of our fiscal year, a named executive officer whose employment terminated for any reason as of that date could receive an annual payment for fiscal 2014 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2014 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described under the heading “Nonqualified Deferred Compensation” above. In the event of any termination of employment as of February 28, 2014, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective plan account balance set forth above in the table under the heading “Nonqualified Deferred Compensation.” In addition, because February 28, 2014 was the end of our fiscal year, each named executive officer would also have received a contribution to his 2005 Supplemental Executive Retirement Plan account with respect to fiscal 2014. These contribution amounts for each named executive officer are set forth above in the table under the heading “Nonqualified Deferred Compensation” and in footnote (4) to the Summary Compensation Table.

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments under the 2005 Supplemental Executive Retirement Plan would be made in compliance with Section 409A of the Internal Revenue Code, usually six months after termination. The plans would automatically terminate, all participant accounts would vest, and we would make similar lump sum payments of account balances to participants in the event of a change-in-control as defined by the plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Ms. Abigail Bennett is the niece of Mr. Robert Sands and Mr. Richard Sands. As described under the heading “Beneficial Ownership” and subheading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” above, Ms. Bennett has either sole or shared power to vote or dispose of more than 5% of one or more classes of our stock (although she disclaims beneficial ownership of substantially all these shares). Ms. Bennett’s husband, Mr. Doug Bennett, holds a less than 20% equity interest in Achieve Brand Integrity LLC (“Brand Integrity”), a private company that provides consulting and software solutions to help companies define their brand, align and engage employees, and create greater accountability for delivering positive customer experiences. During fiscal 2014, we paid Brand Integrity $156,000 for consulting services and software rights associated with a global employee recognition program. We understand that none of these fees exceed the standard rates charged by Brand Integrity to its other customers for such services and rights.

Mr. Robert Sands and Mr. Richard Sands each own, directly or indirectly, approximately one-third of RHD Capital Ventures LLC. The remaining interest in RHD Capital Ventures LLC is directly or indirectly owned equally by Ms. Abigail Bennett and Mr. Zachary Stern, who are the niece and nephew, respectively, of Mr. Robert Sands and Mr. Richard Sands. RHD Capital Ventures LLC owns, directly or indirectly, the Inn on the Lake in Canandaigua, New York and the Seagate Hotel & Spa, Beach Club, and Country Club in Delray Beach, Florida. From time to time, we use these properties for Company functions and employee lodging. We pay these entities at not more than standard rates for their services. During fiscal 2014, we paid an aggregate of approximately $154,000 for these services.

By an agreement dated December 20, 1990, we entered into a split-dollar insurance agreement with a trust established by the late Mr. Marvin Sands of which Mr. Robert Sands is the trustee. Pursuant to the agreement, in prior years we paid the annual premium on an insurance policy held in the trust, and the trust has reimbursed us for the portion of the premium equal to the “economic benefit” to Mr. Marvin and/or Mrs. Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The policy is a joint life policy payable upon the death of Mrs. Marilyn Sands, as the survivor of the two insureds, with a face value (including paid up additional insurance) of approximately $9.75 million as of March 14, 2014. Pursuant to the terms of the trust,

Mr. Robert Sands (in his individual capacity), Mr. Richard Sands, and the children of Dr. Laurie Sands (the deceased sister of Mr. Robert Sands and Mr. Richard Sands) will each receive one-third of the proceeds of the policy (after the repayment of the indebtedness to us out of such proceeds as described below) if they survive Mrs. Marilyn Sands. While we have made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002, we paid aggregate premiums, net of reimbursements, of approximately $2.4 million. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to us and is secured by a collateral assignment of the policy. As of March 14, 2014, the net death benefit under the policy was approximately $3.5 million. Upon the termination of the agreement, whether by the death of Mrs. Marilyn Sands or earlier cancellation, we are entitled to be repaid by the trust the amount of indebtedness outstanding at that time.

Policy Regarding Related Person Transactions

The Board has adopted a written policy providing that all related person transactions or series of similar transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee of the Board for pre-approval or ratification. The policy requires each of our (i) directors or director nominees, (ii) executive officers, and (iii) security holders known by the Company to own of record or beneficially own more than 5% of any class of our voting securities to notify the General Counsel promptly and, whenever possible, in advance of the occurrence of any potential related person transaction in which such person is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Regulation S-K Item 404(a) are presented to the Corporate Governance Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy with respect to that transaction.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of fiscal 2014 that has not been pre-approved or ratified pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our Class A Stock or Class B Stock, each a registered class of equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities. Executive officers, directors, and greater than 10% stockholders are required to furnish us with copies of all such reports they file. Based solely upon review of copies of such reports furnished to us and related information, we believe all filing requirements were complied with in a timely manner during fiscal 2014, except that each of RSS Business Holdings LP and RSS Business Management LLC inadvertently had one late Form 4 filing involving one transaction and Ms. Abigail Bennett inadvertently had one late Form 4 filing involving four simultaneous and related transactions.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

The Board has nominated ten (10) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Mr. Jerry Fowden, Mr. Barry A. Fromberg, Ms. Jeananne K. Hauswald, Mr. Robert L. Hanson, Mr. James A. Locke III, Mr. Richard Sands, Mr. Robert Sands, Ms. Judy A. Schmeling, Mr. Keith E. Wandell, and Mr. Mark Zupan, all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the ten nominees, Mr. Fromberg, Ms. Hauswald, and Mr. Zupan have been designated as the three (3) nominees to be elected by holders of Class A Stock, voting as a separate class. The remaining seven (7) nominees are to be elected by holders of Class A Stock and holders of Class B Stock, voting together as a single class.

Each of these nominees was recommended to the Board by the Corporate Governance Committee. In making its recommendation, the Corporate Governance Committee considered (i) the experience, qualifications, attributes, and skills of each nominee as set forth in the biographies below, (ii) each director’s past performance on and contributions to the Board, and (iii) which director nominees should be presented for election by holders of Class A Stock and which director nominees should be presented for election by holders of Class A Stock and holders of Class B Stock, voting as a single class. Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The reported age of each nominee as presented in the following biographies is as of June 6, 2014.

Jerry Fowden	Director since 2010

Mr. Fowden, age 57, has served as Chief Executive Officer of Cott Corporation, a private label non-alcoholic beverage manufacturer, since February 2009 and as a member of Cott’s Board of Directors since March 2009. Prior to that, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with AB InBev S.A. Belgium, a beverage alcohol company, including as President, European Zone, Western, Central and Eastern Europe from 2003 to 2004; Global Chief Operating Officer from

2002 to 2003; and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, from 2001 to 2002. Mr. Fowden has not served as a director of any other public company (other than for Cott Corporation) during the past five years. Mr. Fowden is a current chief executive officer of a public company and brings to the Board his extensive experience in executive leadership, the beverage industry, and international operations.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 59, has served as Chief Financial Officer of Hospitalists Now, Inc., a technology-enabled health care services company, since June 2010. Prior to that, Mr. Fromberg was Chief Financial Officer of Goodman Networks, Inc., a telecommunications services company, from March 2010 through May 2010. Mr. Fromberg served as Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services; and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant. Mr. Fromberg has not served as a director of any other public company during the past five years. Mr. Fromberg brings to the Board extensive accounting, audit and financial reporting expertise, having served as chief financial officer of a public corporation as well as having held senior financial and leadership roles at a variety of public and private corporations over the course of his career.

Robert L. Hanson	Director since 2013

Mr. Hanson, age 51, served as Chief Executive Officer and a Director of American Eagle Outfitters, Inc., a leading global specialty retailer of clothing, accessories and personal care products from January 2012 to January 2014. Mr. Hanson served Levi Strauss & Co. from 1988 to 2011 in a variety of important leadership roles across multiple brands where he led cross-functional teams, including merchandising, product development, multi-channel operations, marketing and creative teams, in addition to a full support staff. Mr. Hanson’s most recent roles at Levi’s included serving as Global President of the Levi’s Brand from 2010 to 2011; President, Levi’s Strauss Americas/North America from 2006 to 2010; President, Levi’s Brand U.S. from 2001 to 2006; and President/Vice President, Levi’s Europe/Africa/Middle East from 1998 to 2001. Mr. Hanson has not served as a director of any other public company (other than for American Eagle Outfitters, Inc.) during the past five years. Mr. Hanson is a former chief executive officer of a public company and brings to the Board extensive knowledge and understanding of global operations, management, and stewardship of premium brands.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 70, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President, Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald served on the Board of Directors of Thomas & Betts Corporation from 1993 to 2012 and has not served as a director of any other public company during the past five years. Ms. Hauswald brings to the Board extensive experience in the areas of human resource management, corporate finance, as well as substantial knowledge of the international beverage alcohol industry.

James A. Locke III	Director since 1983

Mr. Locke, age 72, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm. Mr. Locke has not served as a director of any other public company during the past five years. Mr. Locke brings to the Board his extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions. He also has had direct experience with the Company and its management since the Company first became a public company, including through his more than 30 years of service on the Board. As a result, he is able to have a broad understanding of and provide insight and guidance with respect to the Company’s development and strategies. He currently serves as the lead director.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 63, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007; as President from May 1986 to December 2002; as Chief Operating Officer from May 1986 to October 1993; and as Executive Vice President from 1982 to May 1986. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Robert Sands, the Company’s President and Chief Executive Officer, and a son of the Company’s founder, the late Mr. Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on his 35 years of service, which includes over 13 years of service as Chief Executive Officer. Mr. Sands has extensive experience with the Company’s management, operations and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Robert Sands	Director since 1990

Mr. Sands, age 55, is President and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in July 2007 and was appointed President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007; as Group President from April 2000 through December 2002; as Chief Executive Officer, International from December 1998 through April 2000; as Executive Vice President from October 1993 through April 2000; as General Counsel from June 1986 to May 2000; and as Vice President from June 1990 through October 1993. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Richard Sands, the Company’s Chairman of the Board, and a son of the Company’s founder, the late Mr. Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board over 25 years of experience in a variety of legal, operational, and management roles at the Company, including approximately seven years of service as Chief Executive Officer. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

Judy A. Schmeling	Director since 2013

Ms. Schmeling, age 54, has been Chief Operating Officer and Chief Financial Officer of HSN, Inc., an interactive multichannel retailer with two operating segments, HSN and Cornerstone, since May 2013. From August 2008 to May 2013, Ms. Schmeling served as HSN, Inc.’s Executive Vice President and Chief Financial Officer. Prior to that, Ms. Schmeling held positions of increasing responsibility within the HSN operating segment. She served as Executive Vice President and Chief Financial Officer of

HSN (when it was IAC Retailing) from February 2002 to August 2008; as Senior Vice President, Finance from November 1999 to February 2002; as Chief Operating Officer of international operations from January 2001 to February 2002; as Vice President, Strategic Planning and Analysis from January 1998 to November 1999; and as Director of Investor Relations and Operating Vice President, Finance from September 1994 to January 1998 (during the time when HSN was a separately traded public company). Ms. Schmeling has not served as a director of any other public company during the past five years. Ms. Schmeling is a chief operating officer and chief financial officer of a public company and brings to the Board extensive accounting and financial expertise and valuable experience associated with operations as well as with the oversight of treasury, financial planning and analysis, tax, and investor relations functions.

Keith E. Wandell	Director since 2011

Mr. Wandell, age 64, is Chairman of the Board, President and Chief Executive Officer of Harley-Davidson, Inc., a global motorcycle manufacturer. He has served as Chairman since February 2012 and as President, Chief Executive Officer and a director since 2009. Mr. Wandell was formerly the President and Chief Operating Officer of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions from 2006 to 2009. He also served at Johnson Controls as Executive Vice President from 2005 to 2006; Corporate Vice President from 1997 to 2005; President of the Automotive Experience business from 2003 to 2006; and President of the Power Solutions business from 1998 to 2003. He is also a director of Dana Holding Corporation (as well as of Harley-Davidson, Inc.) and has not served as a director of any other public company during the past five years. Mr. Wandell is a current chief executive officer of a public company and brings to the Board his expertise in executive leadership, international business matters, operations, and oversight of a global premium brand.

Mark Zupan, Ph.D.	Director since 2007

Mr. Zupan, age 54, has served as Dean of the Simon Business School at the University of Rochester since January 2004. On July 1, 2014, Mr. Zupan will assume a new role at the Simon Business School as Professor of Economics and Public Policy. He will also serve as director of the Bradley Policy Research Center at the Simon Business School. Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master’s degree programs. Previously, Mr. Zupan served as a member of the Board of Directors of PAETEC Holding Corp. from 2006 until 2011 and has not served as a director of any other public company during the past five years. Mr. Zupan brings to the Board an in-depth knowledge of economics, significant leadership experience having served as dean at two prestigious business schools, and a high level of financial literacy.

Paul L. Smith, who has served as a director of the Company since 1997, is not standing for re-election at the Meeting. Mr. Smith’s current term will expire on the day of the Meeting, at which time the Board will consist of ten (10) members. Mr. Smith, age 78, was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, he served on the Board of Directors of Eastman Kodak Company. Mr. Smith served a term on the Financial Accounting Standards Advisory Council. Mr. Smith served as a member of the Board of Directors of Home Properties, Inc. from 1994 to 2011 and has not served as a director of any other public company during the past five years. As a former chief financial officer of an international company, Mr. Smith has brought to the Board extensive accounting, audit, and financial reporting expertise that is complemented by his extensive experience serving as a director of public companies, including approximately 17 years of service on our Board.

Additional information concerning the director nominees is set forth under the headings “Certain Relationships and Related Transactions” above and “The Board of Directors and Committees of the Board” below. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Director Compensation

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes compensation in the form of cash, restricted stock, and stock options.

The cash component of non-management director compensation currently consists of (i) an annual retainer of $70,000, payable in quarterly installments of $17,500, (ii) a Board meeting fee of $2,500 for each Board meeting attended, (iii) a committee meeting fee of $1,500 for each meeting attended, and (iv) an annual fee of $15,000 (payable in quarterly installments of $3,750) to the Chair of each committee.

Equity awards are another element of non-management director compensation. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock award. Under our current compensation program for non-management directors, (i) the annual stock option grant is not to exceed the number of option shares for Class 1 Stock obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of the grant and (ii) the annual restricted stock award is not to exceed the number of restricted shares obtained by dividing $70,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, historically these stock option grants vest six (6) months following the date of grant and these restricted stock awards vest one (1) year following the date of grant.

Consistent with this compensation program, on July 24, 2013 we awarded a stock option grant to purchase up to 2,750 shares of Class 1 Stock to each non-management director who then served on the Board. These awards reflected an exercise price of $50.90 per share and an exercise period of January 24, 2014 through July 24, 2023. In addition, on July 24, 2013 each non-management director who then served on the Board was also granted 1,375 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $50.90 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 24, 2014 or earlier in the event a director dies or becomes disabled, we undergo a change-in-control, or the director’s term expires without him or her being renominated other than for cause. Since Mr. Smith is not standing for re-election at the Meeting, his restricted stock granted on July 24, 2013 will vest on the date of the Meeting (provided he continues to serve as a director until that time).

We reimburse our non-management directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. We also provide our non-management directors with complimentary products having a value of up to $5,000 per calendar year.

In fiscal 2013, we commenced a charitable matching program pursuant to which we will match donations by employees and directors up to $2,500 per person per fiscal year to charitable organizations focused on health, education, or the arts. Non-management directors are eligible to participate on the same terms as employees. During fiscal 2014, Mr. Zupan had one $2,500 donation matched by us under this program.

Our current non-management directors are Mr. Fowden, Mr. Fromberg, Mr. Hanson, Ms. Hauswald, Mr. Locke, Ms. Schmeling, Mr. Smith, Mr. Wandell, and Mr. Zupan. The remaining two directors, Mr. Robert Sands and Mr. Richard Sands, who are also employees of the Company, receive no additional compensation for serving as directors.

The Board is expected to consider director compensation at a future Board meeting at which time the compensation paid to non-management directors may be modified. The Corporate Governance Committee advises the Board with regard to compensation of non-management directors. That committee directly engaged Towers Watson to assist with its review and analysis of director compensation data and to provide advice on matters relating to non-management director compensation during fiscal 2014. Management personnel within the Human Resources Department support the Corporate Governance Committee and the Board in their work concerning non-management director compensation. Executive officers, including the Chairman of the Board and the President and Chief Executive Officer, may make recommendations or provide information to, or answer questions from, the Corporate Governance Committee and the Board regarding non-management director compensation.

Director Compensation in Fiscal 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Jerry Fowden	97,000	69,988	52,681	—	219,669
Barry A. Fromberg	104,590	69,988	52,681	—	227,259
Robert L. Hanson	97,000	69,988	52,681	—	219,669
Jeananne K. Hauswald	118,000	69,988	52,681	—	240,669
James A. Locke III	106,000	69,988	52,681	—	228,669
Judy A. Schmeling	94,000	69,988	52,681	—	216,669
Paul L. Smith	109,000	69,988	52,681	—	231,669
Keith E. Wandell	97,000	69,988	52,681	—	219,669
Mark Zupan	95,500	69,988	52,681	2,500	220,669

(1)	These amounts reflect (i) the retainer for Board service, (ii) any fees for Board and committee meeting attendance, and (iii) fees for serving as a committee Chair earned during fiscal 2014.

(2)	These amounts represent the full grant date fair value of awards of restricted stock granted in fiscal 2014. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the directors. The aggregate number of shares of unvested restricted stock held at the end of fiscal 2014 was 1,375 shares by each non-management director.

(3)

These amounts represent the full grant date fair value of awards of stock options granted in fiscal 2014. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 16 of our financial statements in our 2014 Form 10-K. All fiscal 2014 stock option awards to directors fully vested during fiscal 2014, and we completely expensed these awards during fiscal 2014. These amounts reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the directors. The aggregate number of shares subject to stock option awards outstanding at the end of fiscal 2014 for each non-

management director was: Mr. Fowden – 24,304; Mr. Fromberg – 49,311; Mr. Hanson – 4,056; Ms. Hauswald – 28,787; Mr. Locke – 50,913; Ms. Schmeling – 4,056; Mr. Smith – 2,750; Mr. Wandell – 14,091; and Mr. Zupan – 39,234.

(4)	The value of perquisites and other personal benefits provided to each of our non-management directors for fiscal 2014 was less than $10,000. The amount reflected for Mr. Zupan represents a matching donation provided by the Company pursuant to a charitable matching program available to all U.S. employees and directors (as further described in the narrative description of director compensation immediately preceding this table).

Compensation Committee Interlocks and Insider Participation

During all of fiscal 2014, Ms. Hauswald served as Chair of the Human Resources Committee of the Board and Messrs. Fowden, Hanson, and Wandell served as the other members of the Human Resources Committee. None of these individuals are or have ever been officers or employees of the Company. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during fiscal 2014.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board adopted revised Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards, which were most recently revised on October 4, 2012, are designed to satisfy the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors’ Corporate Governance Guidelines, including the categorical standards, are available on our website at www.cbrands.com/investors/corporate-governance.

The Board has affirmatively determined that each current member of the Board, other than Mr. Robert Sands and Mr. Richard Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Mr. Robert Sands and Mr. Richard Sands, is independent, and a majority of the members of the current Board are independent. As part of its oversight of director independence, the Board has considered the following relationships. Mr. Locke serves as Senior Counsel to our principal outside counsel, Nixon Peabody LLP, and as an uncompensated director of Friends of the Constellation Brands-Marvin Sands Performing Arts Center, Inc. (“CMAC”). CMAC is a registered New York charity to which we make payments for naming rights and for food and entertainment at CMAC events. Several of our employees, including Mr. Richard Sands, serve as uncompensated officers or directors or otherwise volunteer their time at CMAC. In the past, we have also made donations to this charity. During fiscal 2014, one of our Canadian subsidiaries received packaging services pursuant to an arm’s length agreement with Cott Corporation, where Mr. Fowden serves as Chief Executive Officer. During fiscal 2014, we made small donations to the University of Rochester. Mr. Richard Sands serves as a member of the Board of Trustees of that entity and Mr. Zupan serves as Dean of the Simon Business School at the University of Rochester. We also made small donations to the George Eastman House. Messrs. Locke and Smith serve as uncompensated members of the Board of Directors of that charity. During fiscal 2015, the Board was informed that the Company was considering the employment of a grandchild of Mr. Smith for an entry-level position. The Board considered these relationships and determined none are material relationships that would impair a director’s independence under our categorical standards of independence.

The Board held six (6) meetings during fiscal 2014. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. Committees of the Board include a standing Audit Committee, Corporate Governance

Committee, and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the New York Stock Exchange listing standards, the Securities and Exchange Commission, and the categorical standards of independence contained within our Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on our website at www.cbrands.com/investors/corporate-governance. During fiscal 2014, each of the incumbent directors attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served during his or her period of service. Our directors are encouraged to attend each annual meeting of stockholders, and all directors attended our 2013 Annual Meeting of Stockholders.

Stockholder Communications. Stockholders or other interested parties may arrange to communicate directly with the directors, the lead director, or the non-management directors as a group by writing to them in the care of Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. We will forward all such communications (other than unsolicited advertising materials). Stockholders or other interested parties may also communicate concerns via our 24-hour hotline as set forth in the policy regarding Communications from Stockholders or Other Interested Parties available on our website at www.cbrands.com/investors/corporate-governance.

Audit Committee. The Audit Committee is a standing committee currently composed of Mr. Fromberg (Chair), Ms. Schmeling, Mr. Smith, and Mr. Zupan, each of whom the Board has determined is (i) independent (as independence is determined for audit committee members under New York Stock Exchange listing standards) and (ii) an audit committee financial expert. Mr. Zupan’s relevant experience includes serving as the Dean of the Simon Business School at the University of Rochester and as a former member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees” above. No committee member simultaneously serves on the audit committees of more than two other public companies. This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors, and independent registered public accounting firm. The Audit Committee held seven (7) meetings during fiscal 2014.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of Mr. Locke (Chair), Ms. Hauswald, and Mr. Smith. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each annual meeting of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, a director to serve as Chairman of the Board, and, if applicable, an independent director to serve as lead director. In addition, this committee advises the Board with regard to compensation for the non-management directors and reviews related person transactions involving the Company and its directors and director nominees, executive officers, or significant stockholders. This committee held four (4) meetings during fiscal 2014.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers, and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee.

The Corporate Governance Committee will also consider director nominations identified by our stockholders. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Corporate Governance Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Corporate Governance Committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time. For a stockholder to have his or her candidate considered by the Corporate Governance Committee for inclusion as a director nominee at the 2015 Annual Meeting of Stockholders, stockholder submissions of candidates for nomination to the Board must be received in writing at our offices by the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564 no later than February 16, 2015. Potential nominees recommended by a stockholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.

Pursuant to our Board of Directors’ Corporate Governance Guidelines, individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Corporate Governance Committee in its assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having knowledge and experience in such disciplines as finance and accounting, international business, marketing, law, human resources, and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Corporate Governance Committee assists the Board by selecting or recommending prospective director candidates who it believes will enhance the overall diversity of the Board.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Ms. Hauswald (Chair), Mr. Fowden, Mr. Hanson, and Mr. Wandell. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of our executives, including the Chief Executive Officer, and has engaged an independent consultant, Towers Watson, to assist the committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters, and the management of human resources capital; and our procedures and internal controls that relate to personnel administration, pay practices, and benefits administration. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee presently oversees our Long-Term Stock Incentive Plan, Annual Management Incentive Plan, and 1989 Employee Stock Purchase Plan, and reviews our senior management development and succession plans as well as other important human resources issues. As described in the Compensation Discussion and Analysis under the heading

“Long-Term Equity-Based Incentive Awards” and subheading “Equity Award Granting Practices,” the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards in certain circumstances. This committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in our applicable filings with the Securities and Exchange Commission. The Human Resources Committee held eight (8) meetings during fiscal 2014.

Board Leadership Structure. Our Board of Directors’ Corporate Governance Guidelines provide that there is no pre-determined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether or not the Chairman of the Board should be a non-management director. If the Chief Executive Officer serves as Chairman of the Board or if there is a separate Chairman of the Board who is also a member of management, our Corporate Governance Guidelines provide for the designation of one of the independent directors as lead director. The lead director schedules and presides at executive sessions of non-management directors (and, if any non-management director is not independent, executive sessions of independent directors). As required, the lead director also facilitates communication between other members of the Board and the Chairman of the Board or the Chief Executive Officer. Since our Chairman of the Board, Mr. Richard Sands, serves as a member of management, a lead director has been designated. Currently, Mr. Locke serves in this capacity. Our Corporate Governance Guidelines provide that there is no fixed schedule for the rotation of the lead director, although rotation may be desirable from time to time. We believe this structure is appropriate as it provides us with a Chairman who is a significant stockholder and has provided 35 years of service to us, including over 13 years of service as Chief Executive Officer; a current Chief Executive Officer who is also a significant stockholder and has provided more than 25 years of service to us in a variety of roles, including seven years of service as Chief Executive Officer; as well as an independent lead director to oversee executive sessions of the Board and to facilitate communications as necessary among management and non-management directors.

Risk Oversight. The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction as well as operations of our business units and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, units and functions on a macro level. In addition, each Board committee addresses the risks specific to the function of that committee. In particular, the Board committees address the following risks:

•	As part of its oversight responsibilities, the Audit Committee reviews and assesses our major financial risk exposures and the manner in which such risks are being monitored and controlled.

•

As part of its oversight of executive compensation matters, the Human Resources Committee considers whether our executive or other compensation programs and practices give rise to significant risks to us. In April 2014, this committee received a report from its independent compensation consultant analyzing our executive compensation programs for potential risks created by such programs. The committee also received a comparable report with respect to our non-executive compensation programs prepared by the Human Resources Department and reviewed with the Legal and Internal Audit Departments. This committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us.

•

As part of its activities, the Corporate Governance Committee oversees risks related to our governance structure and processes. It also oversees potential risks arising from related person transactions and our processes for mitigating such risks.

We have created a management committee named the Risk Management Oversight Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including business development, operations, internal audit, finance, accounting, legal, human resources, and information technology. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate, or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Risk Management Oversight Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Compensation Consultants. As discussed in the Compensation Discussion and Analysis (under the heading “How Executive Compensation is Established” and subheading “Independent Compensation Consultant”) and also under the subheading “Human Resources Committee” above, the Human Resources Committee directly engaged a compensation consultant, Towers Watson, to assist with its review and analysis of executive compensation matters during fiscal 2014. The scope of services performed generally consisted of the following:

•	a peer group review;
•	a review of incentive plan design competitive market practices and policies;
•	a review of Chairman of the Board compensation;
•	a competitive review of executive compensation;
•	a pay-for-performance review;
•	a compensation risk assessment;
•	a review of the Compensation Discussion and Analysis;
•	participation at Human Resources Committee meetings; and
•	periodic updates concerning executive compensation regulations and trends.

As discussed under the heading “Director Compensation” above, the Corporate Governance Committee directly engaged Towers Watson to assist with its review and recommendations concerning the non-management director compensation program for action by the Board in July 2013. The agreement provided that Towers Watson would conduct a competitive review of director pay relative to directors serving at companies within our executive compensation peer group and include a review of the following:

•	pay levels by element (e.g., retainer, meeting fees, and committee fees);
•	pay levels in aggregate;
•	mix of pay;
•	other pay practices and policies, such as stock ownership guidelines; and
•	recent trends in outside director pay.

During fiscal 2014, Towers Watson did not provide us with any significant additional services.

During fiscal 2014, Meridian Compensation Partners, LLC assisted management in securing market data concerning equity plan retirement provisions. This data was shared with the Human Resources Committee as part of its consideration of fiscal 2015 equity awards. Meridian did not provide any additional services to us during fiscal 2014. The Human Resources Committee considered the independence of this consultant and did not identify any conflicts of interest regarding the services of this consultant or the consultant’s employees.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors, and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of our 2014 Form 10-K, the Audit Committee met, reviewed, and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2014 Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:

Barry A. Fromberg (Chair)

Judy A. Schmeling

Paul L. Smith

Mark Zupan

Vote Required

Directors will be elected at the Meeting pursuant to Proposal 1 in the following manner. A plurality of the votes cast at the Meeting by holders of Class A Stock is required for the election of the three (3) directors to be elected by holders of Class A Stock. A plurality of the votes cast at the Meeting by holders of Class A Stock and holders of Class B Stock voting together as a single class is required for the election of the seven (7) directors to be elected by holders of Class A Stock and holders of Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” all nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR all of the nominees for whom you are entitled to vote.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 7, 2014, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2015. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended February 28, 2014 ($)	Fiscal Year Ended February 28, 2013 ($)
Audit Fees	5,730,816	3,830,219
Audit-Related Fees	23,500	24,258
Tax Fees	145,152	163,255
All Other Fees	59,000	191,339

Total	5,958,468	4,209,071

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K and annual audit of the effectiveness of our internal control over financial reporting (which includes audit work for the fiscal year ended February 28, 2014 required in connection with the Beer Business Acquisition), quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. These amounts relate to professional services for various employee benefit plan audits.

Tax Fees. These amounts relate to professional services for tax compliance, tax advice, and tax planning.

All Other Fees. These amounts represent all permitted services provided to the Company by KPMG LLP other than services disclosed in the categories above and relate specifically to professional services concerning due diligence and post-acquisition matters associated with the Beer Business Acquisition.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal years ended February 28, 2014 and February 28, 2013 were pre-approved in accordance with this policy. These services have included audit services, audit-related services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past two fiscal years.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and holders of Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934 added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related Securities and Exchange Commission rules, we are seeking your support in an advisory vote from our stockholders on the compensation of our named executive officers as disclosed in this Proxy Statement. This is often referred to as a “say-on-pay” vote.

As described above in the Compensation Discussion and Analysis, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. We believe the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic imperatives. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our incentive bonuses and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

We conducted a say-on-pay vote at the 2013 Annual Meeting of Stockholders. At that meeting, stockholders approved our executive compensation as disclosed in the 2013 Proxy Statement with more than 98% of the vote being cast in favor of approval. The Human Resources Committee considered and did not make any changes to our named executive officer compensation program as a result of that vote.

At the Meeting, we will propose that our stockholders adopt the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is non-binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

The adoption of the foregoing resolution requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and holders of Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and, accordingly, recommends that you vote “FOR” Proposal 3. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in our Proxy Statement to be issued in connection with our 2015 Annual Meeting of Stockholders, such proposal must be received by us no later than February 16, 2015 and otherwise comply with the requirements of Rule 14a-8.

Any notice of a proposal submitted outside the processes of Rule 14a-8 which a stockholder intends to bring forth at our 2015 Annual Meeting of Stockholders must comply with the provisions of our by-laws. Any such notice will be untimely for purposes of our by-laws if it is received by us after February 16, 2015. See the heading “The Board of Directors and Committees of the Board” and the subheading “Corporate Governance Committee” for information regarding submission of a director nomination for consideration by the Corporate Governance Committee.

All such communications regarding the 2015 Annual Meeting of Stockholders must be provided in writing and be directed to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

If we receive a notice after February 16, 2015, then the notice is untimely and we will not have an obligation to present the proposal at the 2015 Annual Meeting of Stockholders. If the Company chooses to present a proposal that a stockholder submits other than pursuant to Rule 14a-8 at the 2015 Annual Meeting of Stockholders, then the person(s) named in the proxies that the Board requests for the 2015 Annual Meeting of Stockholders may exercise discretionary voting power with respect to that proposal.

AVAILABLE INFORMATION; WEBSITE MATERIALS

We have furnished our financial statements to stockholders by including in this mailing our 2014 Form 10-K (excluding the exhibits thereto). We are also including in this mailing our 2014 Summary Annual Report to stockholders.

Our Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Board of Directors’ Corporate Governance Guidelines, and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on our website at www.cbrands.com/investors/corporate-governance and are also available in print to any stockholder who requests them. Such requests should be directed to the attention of the Company’s Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our website.

Throughout this Proxy Statement, we refer to materials that are available on our website. Such materials are not made a part of this Proxy Statement and are not incorporated by reference.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 6, 2014

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 23, 2014: The Company’s Proxy Statement and Annual Report to stockholders, consisting of the Company’s 2014 Summary Annual Report and Annual Report on Form 10-K, are available at: www.cbrands.com/investors

If you have any questions regarding how to attend the Annual Meeting of Stockholders and vote in person, please contact Investor Relations at 888.922.2150.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Constellation Brands, Inc.

PROXY FOR CLASS A COMMON STOCK

CONSTELLATION BRANDS, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS — JULY 23, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 23, 2014, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect seven (7) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class A Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

(Continued on the other side.)

Constellation Brands, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on July 22, 2014.
Vote by Internet
• Go to www.investorvote.com
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Toll charges may apply to calls from other locations.)

•  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR
NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement. CLASS A STOCKHOLDERS are entitled to vote for the following nominees:				+
	01 - Jerry Fowden	02 - Barry A. Fromberg	03 - Robert L. Hanson	04 - Jeananne K. Hauswald
	05 - James A. Locke III	06 - Richard Sands	07 - Robert Sands	08 - Judy A. Schmeling
	09 - Keith E. Wandell	10 - Mark Zupan

	☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015.	☐	☐	☐	3.	Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign your name(s) EXACTLY as your names(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

        01UFMA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 23, 2014: The Company’s Proxy Statement and Annual Report to stockholders, consisting of the Company’s 2014 Summary Annual Report and Annual Report on Form 10-K, are available at: www.cbrands.com/investors

If you have any questions regarding how to attend the Annual Meeting of Stockholders and vote in person, please contact Investor Relations at 888.922.2150.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Constellation Brands, Inc.

PROXY FOR CLASS B COMMON STOCK

CONSTELLATION BRANDS, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS — JULY 23, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Wednesday, July 23, 2014, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect seven (7) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class B Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

(Continued on the other side.)

Constellation Brands, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on July 22, 2014.
Vote by Internet
• Go to www.investorvote.com
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

  •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Toll charges may apply to calls from other locations.)

  •  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR
NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement. CLASS B STOCKHOLDERS are entitled to vote for the following nominees:			+
	01 - Jerry Fowden	02 - Robert L. Hanson	03 - James A. Locke III
	04 - Richard Sands	05 - Robert Sands	06 - Judy A. Schmeling
07 - Keith E. Wandell

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015.	☐	☐	☐	3.	Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign your name(s) EXACTLY as your names(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

01UFOA